SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TASKER PRODUCTS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Copies of all communications to:

Victor H. Boyajian, Esq.

Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

TASKER PRODUCTS CORP.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2007

To the Stockholders of Tasker Products Corp.:

The 2007 Annual Meeting of Stockholders of Tasker Products Corp. will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, NY at 10:00 a.m., local time, on Friday, June 29, 2007, for the following purposes:

1.	To elect seven directors to serve for a term of one year.

2.	To approve an amendment to our Articles of Incorporation to increase the maximum number of directors of our company from seven to nine.

3.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 450,000,000.

4.	To approve an amendment to our Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

5.	To approve the grant of discretionary authority to our board of directors to amend our Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, to effect a reverse split of our common stock within a band ranging from one-for-five to one-for-twenty.

6.	To approve an Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware.

7.	To ratify the selection of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

8.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of our common stock at the close of business on May 22, 2007 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our principal executive offices located at 39 Old Ridgebury Road, Danbury, CT 06810.

By Order of the Board of Directors,

LANNY DACUS
President and Chief Executive Officer

Danbury, Connecticut
May 29, 2007

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

TASKER PRODUCTS CORP.

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2007

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to the holders of common stock of Tasker Products Corp. in connection with the solicitation by our board of directors of proxies for use in voting at the 2007 Annual Meeting of Stockholders to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, NY at 10:00 a.m., local time, on Friday, June 29, 2007 and any adjournment or postponement thereof. Our principal executive offices are located at 39 Old Ridgebury Road, Danbury, CT 06810. We are mailing this proxy statement and the form of proxy to stockholders on or about May 29, 2007.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this proxy statement. They are:

•	The election of seven directors;

•	The approval of an amendment to our Articles of Incorporation to increase the maximum number of directors of our company from seven to nine;

•	The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 450,000,000;

•	The approval of an amendment to our Articles of Incorporation to authorize 15,000,000 shares of preferred stock;

•	The approval of the grant of discretionary authority to our board of directors to amend our Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, to effect a reverse split of our common stock within a band ranging from one-for-five to one-for-twenty;*

•	The approval of an Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware;

•	The ratification of the appointment of our independent registered public accountants; and

•	The consideration of such other matters as may properly come before the meeting and any adjournment or postponement thereof.

*	The board of directors has no immediate plans to effectuate a reverse split.

If stockholders approve the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware and if such reincorporation is implemented, then the proposals to amend the Nevada Articles of Incorporation will not be implemented regardless of their approval by the stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 22, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

What are the voting rights of the holders of our common stock? What are the effects of abstentions and “broker non-votes”?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the appointment of our independent registered public accounting firm. Approval of each of the proposals to amend the our Articles of Incorporation, approval of the grant of discretionary authority to our board of directors to amend our Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, to effect a reverse split of our common stock and approval of an Amendment and Plan of Merger to effectuate a change in our domicile from the State of Nevada to the State of Delaware will require the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting. With regard to the election of directors, the seven nominees receiving the greatest number of votes cast at the Annual Meeting will be elected.

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present, in person or by proxy, at a meeting and entitled to vote. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.

Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. With regard to the proposals to ratify the selection of our independent registered public accountants, abstentions will be counted in tabulations of the votes cast on such proposals and will have the same effect as a vote against these proposals, whereas broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of these matters, although they will count toward the presence of a quorum our board of directors to amend our Articles of Incorporation and to change the domicile of our company, abstentions and broker non-votes will have the same effect as a vote against such proposals.

If a stockholder owns shares through a broker and attends the Annual Meeting and wishes to vote at the Annual Meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that the stockholder will vote the shares.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. The record date for the Annual Meeting is May 22, 2007, and only those shares of our common stock that are issued and outstanding as of such date are entitled to be voted at the Annual Meeting. On May 22, 2007, there were 108,674,042 shares of our common stock issued and outstanding,

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

•	“FOR” election of the directors named in this proxy statement (see Proposal One);

•	“FOR” approval of the amendment to our Articles of Incorporation to increase the maximum number of directors of our company from seven to nine (see Proposal Two);

•	“FOR” approval of the amendment to our Articles of Incorporation relating to the increase of the number of authorized shares of common stock from 300,000,000 to 450,000,000 (see Proposal Three);

•	“FOR” approval of the amendment to our Articles of Incorporation to authorize 15,000,000 shares of preferred stock (see Proposal Four);

•	“FOR” approval of the grant of discretionary authority to our board of directors to amend our Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, to effect a reverse split of our common stock within a band ranging from one-for-five to one-for-twenty (see Proposal Five);

•	“FOR” approval of the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware (see Proposal Six); and

•	“FOR” ratification of the appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (see Proposal Seven).

If stockholders approve the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware and if such reincorporation is implemented, then the proposals to amend the Nevada Articles of Incorporation will not be implemented regardless of their approval by the stockholders.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. If no directions are indicated, proxies will be voted “For” all proposals described in this proxy statement and, as to any other matters properly brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting, in the sole discretion of the proxy holders.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by any of the following means: giving written notice of revocation to our Corporate Secretary; properly submitting to us a duly executed proxy bearing a later date; or appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed to: Tasker Products Corp., 39 Old Ridgebury Road, Danbury, CT 06810, Attention: Corporate Secretary.

The cost of soliciting these proxies will be borne by us. Proxies may be solicited by our directors, officers or employees in person or by telephone.

PROPOSAL ONE

ELECTION OF DIRECTORS

Seven directors will be elected at the 2007 Annual Meeting. Each director will serve until the next annual meeting of stockholders and until his or her successor has been elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the board of directors unless instructed to the contrary. Each nominee is currently a director of our company.

Indigo Securities, LLC, the placement agent of our convertible bridge notes, identified Greg Osborn, Lanny Dacus, Leonid Frenkel, Frederick G. Ledlow, Peter O’Gorman as candidates to fill vacancies on the board. Lanny Dacus identified Joseph P. Carfora as a candidate to fill a vacancy on the board.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Greg Osborn	42	2007
Executive Chairman of our company. Mr. Osborn is the founder and since 1999 has been the Managing Director of Indigo Securities, LLC. Indigo Securities served as the placement agent of our convertible bridge notes between December 2006 and April 2007. Mr. Osborn received a B.S. in Finance and Economics from Ramapo College of New Jersey. Mr. Osborn serves on the board of directors of Migo Software, Celsia Technologies and The Children of Bellevue. Mr. Osborn is a corporate advisor to Ideavillage.com.

Joseph P. Carfora	56	2007
Mr. Carfora is a founding partner and since 2005 has been a senior litigation partner of the firm of Carfora Klar Gallo Vitucci Pinter & Cogan. Previously and from 1999, Mr. Carfora was a partner with Motola Klar Dinowitz & Carfora. Mr. Carfora is a member of the American Bar Association and Association of the Bar of the City of New York. Mr. Carfora is a graduate of California Western School of Law and he holds a Juris Doctor Degree in Law and a Bachelors Degree in Business and Finance.

Lanny Dacus	66	2006
President and Chief Executive Officer of our company. Mr. Dacus was involved in the development and growth of Enterprise Rent-A-Car, where he worked for 26 years, retiring in 1996 as President of its New York Group.

Leonid Frenkel	60	2007
Mr. Frenkel is the founder and since 1994 has been the Senior Managing Member of the General Partner of Triage Capital Management, a private investment fund. Mr. Frenkel is a graduate of Kiev University with a Masters Degree in Engineering.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Frederick G. Ledlow	79	2006
Chairman of the Compensation Committee and member of the Audit Committee. Mr. Ledlow has been a private investor since 1995. Mr. Ledlow is the retired president of Cyanamid of Canada (a subsidiary of American Cyanamid now American Home Products). Mr. Ledlow currently serves on the board of directors of Orangeville Inn & Suites, Inc. and has served as a board director and Audit Committee Chairman for National Registry Inc.

William P. Miller	69	2006
Chairman of the Audit Committee and member of the Compensation Committee of the board of directors. Mr. Miller has been a private investor since 2000. He is a board member and Chairman of the Audit Committee of Helios and Matheson North America (formerly known as The A Consulting Team), a NASDAQ listed company. He is a board member of Beth Israel Hospital, the New York Eye and Ear Infirmary and Lighthouse International.

Peter O’Gorman	68	2007
Member of the Compensation Committee of the board of directors. Mr. O’Gorman has been a private investor since 2001. Mr. O’Gorman was a former Executive Vice President of the Great Atlantic and Pacific Tea Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS.

Other Executive Officer

Stathis Kouninis (age — 45), Chief Financial Officer, Treasurer and Secretary — Mr. Kouninis has been Chief Financial Officer of our company since February 2006, Treasurer of our company since March 2006 and Secretary of our company since April 2006. From November 2004 to February 2006, Mr. Kouninis served on the Staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission. From January 2004 to November 2004, Mr. Kouninis was the Director of Finance for Bottomline Technologies, Inc., a publicly traded financial process software company. From January 2003 to December 2003, Mr. Kouninis was the Chief Financial Officer of PCA, Inc., a non-profit educational organization. From May 2000 to January 2003, Mr. Kouninis was Director of Finance for CMGI, Inc., a publicly traded Internet technology company. Mr. Kouninis received a Bachelor of Science degree from the University of Massachusetts, and an Accounting Post Baccalaureate and a Master of Science degree in Taxation from Bentley College.

Determination of Director Independence

The board of directors has determined that each of Joseph P. Carfora, Leonid Frenkel, Frederick G. Ledlow, William P. Miller and Peter O’Gorman, who collectively constitute a majority of the board, meets the general independence standards set forth in the Nasdaq Marketplace rules. In addition, the board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The board of directors currently has an Audit Committee and a Compensation Committee.

William P. Miller and Frederick G. Ledlow are the members of the Audit Committee. Mr. Miller is the Chairman of the Audit Committee. The board of directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace definition of “independent” for audit committee purposes. The board of directors has also determined that Mr. Miller meets the SEC definition of an “audit committee financial expert.” Information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Report of the Audit Committee” below.

The Compensation Committee currently consists of Frederick G. Ledlow, William P. Miller and Peter O’Gorman. Mr. Ledlow is the Chairman of the Compensation Committee. The board of directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace definition of “independent” for compensation committee purposes. The Compensation Committee does not have a written charter. The Compensation Committee is responsible for approving the compensation for our chief executive officer and, in consultation with our chief executive officer, approving the compensation of other executive officers and administering our 2006 Stock Plan. However, see “Executive Compensation — Compensation Discussion and Analysis” as to the recent determination of compensation packages.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of the board of directors or any officer of our company.

Meetings of the Board of Directors and Committees

During 2006, there were twelve meetings of the board of directors, six meetings of the Audit Committee and three meetings of the Compensation Committee. Each director, who was a director of our company at the time of the board meeting, attended all of the meetings of the board of directors. Each director attended all of the meetings of each Committee of which he was then a member.

Director Nomination Process

We do not have a nominating committee as the board has determined, given its relatively small size, that the function of a nominating committee could be performed by the board as a whole without unduly burdening the duties and responsibilities of the board members. The board does not currently have a charter or written policy with regard to the nominating process. The nominees standing for election to the board of directors at the 2007 Annual Meeting were selected by the unanimous vote of the board of directors.

At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received nominations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for board membership and should be addressed to: Stathis Kouninis, Chief Financial Officer, Tasker Products Corp., 39 Old Ridgebury Road, Danbury, CT 06810. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors consider, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Ethics

Effective March 2005, the board of directors adopted a Code of Business Conduct and Ethics and Compliance Program that applies to, among other persons, our President and Chief Executive Officer (being our principal executive officer), our Chief Financial Officer (being our principal financial and accounting officer), as well as persons performing similar functions. We have made the Code of Ethics available on our website at www.taskerproducts.com under the heading “Investor Relations.”

Stockholder Communication with Board Members

We maintain board member contact information for stockholders both telephone and email, on our website (www.taskerproducts.com) under the heading “Contact Us” and “Investor Relations,” respectively. By following the Contact Us link, a stockholder will be given access to our telephone number and mailing address and by following the Investor Relations link, a stockholder is provided our email address. Communications sent to us and specifically marked as a communication for the board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone for the board are forwarded to the board by an officer of our company.

Board Member Attendance at Annual Meetings

The board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings, although all board members are encouraged to attend. Four of our then five directors attended our 2006 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter which has been approved by the board of directors. Tasker Products Corp. has made the Audit Committee charter available on our website at www.taskerproducts.com under the heading “Investor Relations.” The Audit Committee charter provides that the Audit Committee shall be comprised of three or more members of the board of directors. At this time, the Audit Committee consists of only two members. The board of directors intends to appoint at least one more member to the Audit Committee in the near future.

The functions of the Audit Committee are focused on three areas:

•	the adequacy of Tasker’s internal controls and financial reporting process and the reliability of Tasker’s financial statements.

•	the appointment, compensation, retention, and oversight of Tasker’s independent registered public accounting firm (the “independent auditors”).

•	Tasker’s compliance with legal and regulatory requirements.

The Audit Committee met periodically during 2006 with Tasker’s independent auditors and management to assure that all were carrying out their respective responsibilities. The independent auditors have full access to the Audit Committee. The Audit Committee regularly (including during the course of each meeting of the Audit Committee) meets privately with the independent auditors, without any member of management in attendance. The Audit Committee also reviews the performance of the independent auditors and their independence from management.

The Audit Committee reviews Tasker’s financial reporting process on behalf of the board of directors. Tasker’s management of has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Rothstein, Kass & Company, P.C., Tasker’s independent auditors for 2006, is responsible for expressing opinions on the conformity of Tasker’s financial statements with U.S. generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management and Rothstein, Kass & Company, P.C. the audited financial statements for the year ended December 31, 2006. As a general matter, Rothstein, Kass & Company, P.C. also discusses with the Audit Committee any issues that they believe should be raised with the Audit Committee.

Management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has received from and discussed with Rothstein, Kass & Company, P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Tasker. The Audit Committee also discussed with Rothstein, Kass & Company, P.C. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the board of directors, and the board has approved, that Tasker’s audited financial statements be included in Tasker’s annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

April 20, 2007

Audit Committee of the Board of Directors

William P. Miller, Chairman
Frederick G. Ledlow

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 22, 2007 regarding the beneficial ownership of our common stock by (i) each executive officer of our company named in the Summary Compensation Table, (ii) each director of our company, (iii) each stockholder known by us to beneficially own 5% or more of our common stock and (iv) all directors and executive officers, as a group. Except as otherwise indicated, the address of each beneficial holder of our common stock listed below is the same as us.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Greg Osborn	8,511,673	(3)	7.4
Joseph P. Carfora	1,166,973	(4)	1.1
Lanny Dacus	4,540,232	(5)	4.0
Leonid Frenkel	5,688,165	(6)	4.9	(6)
Frederick G. Ledlow	991,858	(7)	*
William P. Miller	1,035,000	(8)	*
Peter O’Gorman	1,233,716	(9)	1.1
Stathis Kouninis	812,500	(10)	*
James Burns	2,834,920	(11)	2.5
Richard Falcone	2,748,570	(12)	2.5
Robert Jenkins	1,000,000	(13)	*

Knoll Capital Management, LP 1203 Egret Avenue Fort Pierce, FL 34982	13,520,000	(14)	12.5

Quilcap Management, LLC 145 East 57th Street New York, NY 10022	11,609,249	(15)	9.7

Navigator Management Ltd. Harbour House Waterfront Drive Road Town, Tortola British Virgin Islands	9,674,330	(16)	8.2

The Metropole Roseville Street St. Helier, Jersey JE1 4HE United Kingdom	6,769,864	(17)	5.9

Dialectic Capital Management, LLC 153 East 53rd Street New York, NY 10022	5,804,598	(18)	5.1

All directors and executive officers as a group (8 persons)	21,311,547	(19)	16.7

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The number of shares beneficially owned by each person as of May 22, 2007 includes shares of common stock that such person had the right to acquire on or within 60 days after May 22, 2007, including, but not limited to, upon the conversion of convertible bridge notes and the exercise of warrants associated with the purchase of these convertible bridge notes and the exercise of options and warrants.

(2)	Holders of common stock are entitled to one vote per share. Percentage of beneficial ownership is based on 108,674,042 shares of common stock issued and outstanding as of May 22, 2007.

(3)	Includes 344,828 shares of common stock issuable upon the conversion of convertible bridge notes, 138,889 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes and

5,699,832 shares of common stock issuable upon the conversion of placement agent warrants. Also includes 328,215 shares of common stock issuable upon the exercise of warrants associated with Mr. Osborn’s employment with our company.

(4)	Includes 275,862 shares of common stock issuable upon the conversion of convertible bridge notes and 111,111 shares upon the exercise of warrants associated with the purchase of the convertible bridge notes. Also includes 750,000 shares of common stock issuable upon the exercise of warrants issued as compensation to Mr. Carfora.

(5)	Includes 1,206,897 shares of common stock issuable upon the conversion of convertible bridge notes and 486,111 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Also includes 2,847,224 shares of common stock issuable upon the exercise of warrants issued as compensation to Mr. Dacus.

(6)	Includes 3,448,276 shares of common stock issuable upon the conversion of convertible bridge notes and 1,388,889 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Also includes 750,000 shares of common stock issuable upon the exercise of warrants issued as compensation to Mr. Frenkel. Mr. Frenkel also owns additional convertible bridge notes, which are convertible into 2,758,621 shares of common stock, and additional warrants associated with the purchase of these convertible bridge notes, which warrants are exercisable into 1,111,111 shares of common stock. Under the terms of the additional notes and the additional warrant agreements, Mr. Frenkel may not convert any of these additional notes or exercise any of these additional warrants if his ownership of our common stock exceeds 4.99% or 9.99% of our outstanding stock as calculated according to Section 13(d) of the Exchange Act, unless all outstanding convertible bridge notes are converted. Either of the 4.99% or 9.99% limitations may be waived by Mr. Frenkel on 61 days notice.

(7)	Represents 172,414 shares of common stock issuable upon the conversion of convertible bridge notes and 69,444 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Also includes 750,000 shares of common stock issuable upon the exercise of warrants issued as compensation to Mr. Ledlow.

(8)	Represents shares of common stock issuable upon the exercise of options and warrants issued as compensation to Mr. Miller.

(9)	Represents 344,828 shares of common stock issuable upon the conversion of convertible bridge notes and 138,889 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Also includes 750,000 shares of common stock issuable upon the exercise of warrants issued as compensation to Mr. O’Gorman.

(10)	Represents shares of common stock issuable upon the exercise of options and warrants issued as compensation to Mr. Kouninis.

(11)	Includes 28,571 shares issuable upon the exercise of warrants purchased in the January 2006 private placement and 2,777,778 shares of common stock issuable upon the exercise of options, issued as compensation to Mr. Burns. Based on information available to us, as of July 11, 2006, the effective date of Mr. Burns’ termination from his employment with our company.

(12)	Includes 64,285 shares issuable upon the exercise of warrants purchased in the January 2006 private placement and 2,600,000 shares of common stock issuable upon the exercise of options issued as compensation to Mr. Falcone. Based on information available to us as of December 14, 2006, the date of Mr. Falcone’s resignation.

(13)	Represents shares of common stock issuable upon the exercise of options issued as compensation to Mr. Jenkins. Based on information available to us as of February 8, 2006, the date of Mr. Jenkins’ resignation.

(14)	Based on information contained in a Schedule 13G jointly filed by Knoll Capital Management, LP, Fred Knoll, Europa International, Inc., Knoll Capital Fund II Master Fund, Ltd., KOM Capital Management, LLC and Patrick O’Neill in February 2007, such shares are beneficially owned by Knoll Capital Management, LP and Fred Knoll.

(15)	Represents 8,275,900 shares of common stock issuable upon the conversion of convertible bridge notes and 3,333,349 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Parker L. Quillen is the sole managing member of Quilcap Management, LLC. Based on information provided to us by Quilcap Management, LLC in their convertible bridge note subscription documents on April 13, 2007 and in subsequent communication.

(16)	Represents 6,896,552 shares of common stock issuable upon the conversion of convertible bridge notes and 2,777,778 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Based on information provided to us by Navigator Management Ltd in their convertible bridge note subscription documents on February 21, 2007.

(17)	Represents 4,826,041 shares of common stock issuable upon the conversion of convertible bridge notes and 1,943,822 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Based on information provided to us by The Metropole in their convertible bridge note subscription documents on April 30, 2007.

(18)	Represents 4,137,931 shares of common stock issuable upon the conversion of convertible bridge notes and 1,666,667 shares upon the exercise of warrants associated with the purchase of these convertible bridge notes. Based on information provided to us by Dialectic Capital Management, LLC in their convertible bridge note subscription documents on March 8, 2007.

(19)	Includes 5,793,103 shares of common stock issuable upon the conversion of convertible bridge notes, 2,333,333 shares issuable upon the exercise of warrants associated with the purchase of these convertible bridge notes and 5,699,832 shares of common stock issued upon the conversion of placement agent warrants. Also includes 7,987,849 shares of common stock issuable upon the exercise of options and warrants issued as compensation to our directors and executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock To Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
None	—	—	—

Equity compensation plans not approved by security holders:
Stock Option and Warrant Agreements (1)	41,640,071	$0.40	—
Total:	41,640,071	$0.40	—

(1)	We have entered into individual stock option and warrant agreements with an aggregate of 39 employees, including two current and five former executive officers. Pursuant to these agreements, which were not approved by security holders, options and warrants to purchase an aggregate of 41,640,701 shares of our common stock were outstanding as of December 31, 2006. 21,032,044 of these options and warrants were exercisable as of December 31, 2006. These options and warrants have exercise prices per share ranging from $0.11 to $4.70 and expire 10 years following the grant date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) is provided to generally explain the compensation awarded, earned by or paid during 2006 to our named executive officers including our Chief Executive Officer, Lanny Dacus, and Chief Financial Officer, Stathis Kouninis. In addition, the CD&A is intended to supplement the information provided in the tables on pages 14 through 20 and the narrative information that accompanies them. The CD&A outlines the primary objectives and overall structure of our executive compensation program and describes the process used to establish named executive officer compensation each year. The CD&A also defines and describes the primary components of the named executive officers’ 2006 compensation.

The numerous changes in management during the past 18 months resulted in us negotiating individual compensation packages with each named executive officer. Accordingly, the Compensation Committee has not established a uniform compensation policy for the named executive officers.

The elements of our compensation program for named executive officers include salary, a discretionary bonus, and equity compensation. In addition, our named executive officers participate in the benefit plans (health, disability and group term life) that are generally available to all employees. We provide limited perquisites and fringe benefits for our named executive officers. We have no 401(k) plan, retirement plan or deferred compensation plan.

Salary — We provide salary to our named executive officers according to the employment agreement negotiated with each one of them. In the case of Mr. Dacus who has a great deal of responsibility for the performance and growth of our company, salary is modest, representing a small fraction of his total annual compensation.

Bonus — We do not have a formal bonus plan. Annual bonuses, if any, for our named executive officers are granted at the discretion of the board. No bonuses were awarded for 2006.

Equity-based compensation — A substantial portion of the compensation of our named executive officers is in the form of options and warrants, which are exercisable at specified prices into a specified number of shares of our common stock. This is intended to incentivize performance that will increase our value to our stockholders. In the case of Mr. Dacus, a large portion of the warrants he holds vest based on his ability to bring in new customers, as described more fully in note 3 to the Grants of Plan Based Awards Table on page 16. The number of warrants or options awarded to the named executive officers is determined on a case by case basis at the date of hire of the named executive officer. Any additional option or warrant awards are granted by the Compensation Committee and are based on the performance of the named executive officer. The exercise price of the award is based on the closing price of our common stock on the trading day before the day the board of directors authorized the stock option or warrant grant.

Prior to June 1, 2006, we awarded stock options as part of our equity compensation. Post June 1, 2006, we awarded warrants as part of our equity compensation to our named executive officers.

In December 2006, we cancelled a number of options previously granted to two of our named executive officers and issued new options for a like number of shares at a reduced exercise price (“repriced”). In the case of Mr. Falcone, our former President and Chief Executive Officer, we repriced all of the 2,600,000 options previously granted to him (100,000 options awarded in August 2005 at an exercise price of $2.93 per share, 300,000 options awarded in November 2005 at an exercise price of $1.50 per share and 2,200,000 options awarded in January 2006 at an exercise price of $1.00 per share) to $0.11 per share. The new exercise price was based on the closing price of our common stock on November 30, 2006, the trading day before December 1, 2006, the day that the board of directors approved the reprice. The repricing of these options was part of the settlement relating to Mr. Falcone’s resignation as President, Chief Executive Officer and a director of our company.

Also on December 26, 2006, we repriced 450,000 options awarded to Mr. Kouninis, our Chief Financial Officer, on February 8, 2006 from $1.00 per share to $0.14 per share and we awarded to Mr. Kouninis 550,000 warrants at an exercise price of $0.14 per share in order to retain his services. The exercise price for the repriced options and the award of the warrants was based on the closing price of our common stock on December 22, 2006, the trading day before December 26, 2006, the day that the board of directors approved the reprice and the warrant grant.

Benefits — We do not have special benefits for our named executive officers. They participate in health, life, and disability benefit programs that are generally available to all of our employees.

Perquisites and fringe benefits — The named executive officers are entitled to drive a company-leased car and we reimburse the expenses of operating the car.

There is no stock ownership policy for our executive officers.

For purposes of the Summary Compensation Table, there were no named executive officers other than Messrs. Dacus, Kouninis, Burns, Falcone and Jenkins, as of December 31, 2006. Messrs. Burns, Falcone and Jenkins were not employed by us as of December 31, 2006. In March 2007, Greg Osborn was appointed Executive Chairman of our company.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Frederick G. Ledlow, Chairman
William P. Miller
Peter O’Gorman

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Stock option/warrant awards (1)	All Other Compensation		Total Compensation
Lanny Dacus (2) President and Chief Executive Officer	2006	$3,423	—	$21,894	$561		$25,878

Richard Falcone (3) Former President and Chief Executive Officer	2006	$257,544	—	$1,587,580	$173,172	(4)	$2,018,296

Stathis Kouninis (5) Chief Financial Officer, Treasurer & Secretary	2006	$145,962	—	$202,044	—		$348,006

Robert Jenkins (6) Former Chief Financial Officer, Treasurer & Secretary	2006	$20,833	—	—	$91,485	(7)	$112,318

James Burns (8) Former Executive Vice President — Business Development	2006	$156,667	—	$16,017	$15,941	(9)	$188,625

(1)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 (in accordance with FAS 123(R)). See Note 9 to the audited consolidated financial statements filed on Form 10-K/A-1 on April 27, 2007, for a discussion of the assumptions used to value the options and warrants. These amounts do not reflect the actual value that will be realized by the named executive officers.

(2)	Mr. Dacus was appointed President and Chief Executive Officer of our company on December 12, 2006 and December 14, 2006, respectively.

(3)	Mr. Falcone resigned as President and Chief Executive Officer of our company on December 12, 2006 and December 14, 2006, respectively. Mr. Falcone had been appointed President and Chief Executive Officer of our company on January 26, 2006.

(4)	Includes a payment of $150,000 related to Mr. Falcone’s resignation as President and Chief Executive Officer of our company, $19,500 for board of director fees and the value of other property transferred to Mr. Falcone based on his termination agreement. See discussion under “Termination of Employment Agreements; Severance Agreements.”

(5)	Mr. Kouninis was appointed Chief Financial Officer of our company on February 13, 2006.

(6)	Mr. Jenkins was terminated from his employment as Chief Financial Officer, Treasurer and Secretary of our company on February 8, 2006.

(7)	Represents severance related to the termination of Mr. Jenkins employment with us.

(8)	Mr. Burns was terminated from his employment as Executive Vice President — Business Development of our company effective July 11, 2006.

(9)	Includes $10,500 of board of director fees, the value of other property transferred to Mr. Burns based on his termination agreement and the value of perquisites that in aggregate is less than $10,000.

Grants In 2006 of Plan Based Awards

The following table sets forth information concerning individual grants of stock options and warrants made during 2006 to the named executive officers in the Summary Compensation Table.

		Estimated Future Payout under Equity Incentive Plan Awards				All Other Option/ Warrant Awards		Exercise Price of Option/ Warrant Awards	Closing Price at Date of Grant (1)	Grant Date Fair Value of Option/ Warrant Awards (2)
		(Number of securities underlying options/warrants)						($ per share)	($ per share)
Name	Grant Date	Target		Maximum
Lanny Dacus	12/01/06	6,000,000	(3)	6,000,000	(3)			0.12	0/17	$985,200
	12/01/06	5,569,444	(3)	5,569,444	(3)			0.18	0.17	$900,022
	12/01/06					1,652,778	(3)	0.12	0.17	$271,386
	12/01/06					4,777,778	(4)	0.11	0.17	$786,900

Richard Falcone	01/25/06					2,200,000		1.00	0.76	$1,512,720
	12/01/06	—		—		2,200,000		0.11	0.17	$58,080	(5)

Stathis Kouninis	02/08/06					450,000		1.00	0.92	$348,075
	12/26/06	—		—		450,000		0.14	0.17	$11,115	(6)
	12/26/06					550,000		0.14	0.17	$89,705

(1)	The exercise price of the award is based on the closing price of our common stock on the trading day before the day the board of directors authorized the stock option or warrant grant.

(2)	These values are calculated based on the FAS 123(R) aggregate fair value at the grant date. These amounts do not reflect the actual value that will be realized by the named executive officers.

(3)	Mr. Dacus was granted warrants exercisable for 13,222,222 shares of our common stock as of December 1, 2006. Warrants exercisable for 1,652,778 shares, at an exercise price of $0.12 per share, vested on March 31, 2007. The remaining warrants will vest and become exercisable, if at all, based on certain performance conditions, as follows: (i) warrants exercisable for 6,000,000 shares will vest, if at all, in three equal installments of 2,000,000 each, at an exercise price of $0.12 per share in the second, third and fourth calendar quarters of 2007, provided that, (A) in such second calendar quarter Mr. Dacus has brought one poultry or seafood plant as a customer to us and (B) for each of the third and fourth calendar quarters Mr. Dacus has brought two poultry and/or seafood plants as customers to us (it being understood that in the event that Mr. Dacus has brought at least five poultry and/or seafood plants as customers to us during calendar year 2007, all 6,000,000 of the warrants will vest on the date on which Mr. Dacus brings the fifth poultry and/or seafood plant customer to us, (ii) warrants exercisable for 4,000,000 shares will vest, at an exercise price of $0.18 per share, in the first and second calendar quarters of 2008, provided Mr. Dacus has brought two poultry and/or seafood plants as customers to us during each such calendar quarter (it being understood that in the event that Mr. Dacus has brought at least nine poultry and/or seafood plants as customers to us prior to July 1, 2008, a total of 10,000,000 warrants in aggregate will vest (to the extent not previously vested) on the date on which Mr. Dacus brings the ninth poultry and/or seafood plant customer to us) and (iii) warrants exercisable for 1,569,444 shares will vest, at an exercise price of $0.18 per share, on September 30, 2008 provided Mr. Dacus has brought two poultry and/or seafood plants as customers to us during the third calendar quarter in 2008 (it being understood that in the event that Mr. Dacus has brought at least eleven poultry and/or seafood plants as customers to us prior to October 1, 2008, all 11,569,444 warrants subject to performance-based vesting will vest (to the extent not previously vested) on the date on which Mr. Dacus brings the eleventh poultry and/or seafood plant customer to us). Notwithstanding the foregoing, all of these warrants will vest no later than the date Mr. Dacus has brought his eleventh poultry and/or seafood plant as a customer to us. Vesting of these warrants will cease if Mr. Dacus’ employment is terminated, unless termination is by us other than for Cause (as described in Note 1 to the table in “Employment Agreements — Lanny R. Dacus), by Mr. Dacus for Good Reason, or caused by Mr. Dacus death or disability. All of the then unvested warrants will become vested and exercisable upon the occurrence of a Change in Control of our company. The warrants generally have a 10-year term and terminate immediately upon a termination of employment, except that if Mr. Dacus employment is terminated by us other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus’ death or disability, vested warrants are exercisable for five years from Mr. Dacus’ termination (but in no case after the end of the initial 10-year term). “Good Reason”, as defined in Mr. Dacus’ employment agreement, means (a) failure to remain as President or Chief Executive Officer; (b) a material diminution in the nature or scope of responsibilities, duties or authority or a request by us to engage in unlawful behavior; (c) a Change in Control; (d) failure to pay compensation and benefits; or (e) required relocation over 50 miles. “Change in Control”, as defined in Mr. Dacus’ employment agreement, means (a) stockholder approval (or the occurrence) of a merger that results in our stockholders holding less than a majority of the post-merger entity, (b) acquisition by a third party of 35% or more of our voting securities, (c) sale of all or substantially all of our assets, or (d) our dissolution or liquidation. Even upon vesting, such warrants are not exercisable unless and until Proposal Three or Proposal Six is approved at the Annual Meeting.

(4)	Mr. Dacus was granted warrants exercisable for 4,777,778 shares of our common stock, at an exercise price of $0.11 per share as of December 1, 2006. 597,224 of these warrants vested March 1, 2007. Subject to Mr. Dacus’ employment by us on the vesting date, the remaining 4,180,554 warrants will vest in 7 equal quarterly installments of 597,222 each, ending on December 1, 2008. However, in the event Mr. Dacus’ employment is terminated by us other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus’ death or disability, the unvested warrants that would have otherwise vested in the succeeding two calendar quarters will become vested and exercisable upon termination. The warrants generally have a 10-year term and terminate immediately upon a termination of employment, except that if Mr. Dacus employment is terminated by us other than for Cause, by Mr. Dacus for Good Reason, or caused by Mr. Dacus’ death or disability, vested warrants are exercisable for 5 years from Mr. Dacus’ termination (but in no case after the end of the initial 10-year term). Even upon vesting, such warrants are not exercisable unless and until Proposal Three or Proposal Six is approved at the Annual Meeting.

(5)	Represents the incremental value for the reprice of 2,200,000 options on December 1, 2006, from $1.00 to $0.11 per share, as recognized under FAS 123(R). 25% of the options vested at the date of the original grant and the remaining 75% were scheduled to vest equally on a monthly basis over twenty four months. All of the unvested options vested at the date of Mr. Falcone’s resignation.

(6)	Represent the incremental value for the reduction in the exercise price of 450,000 options from $1.00 per share to $0.14 per share, effective December 26, 2006, as recognized under FAS 123(R). 25% of these options vested at the date of the original grant and the remaining 75% vest equally on a monthly basis over twenty four months. See discussion under “Employment Agreements — Stathis Kouninis.”

Outstanding Equity Awards at 2006 Fiscal Year End

The following table sets forth information at December 31, 2006 concerning stock options and warrants held by the named executive officers in the Summary Compensation Table. No options or warrants held by such individuals were exercised during 2006.

Name	Exercisable (1)	Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date
Lanny Dacus		4,777,778	0.11		11/30/2016
	—	7,652,778	0.12		11/30/2016
		5,569,444	0.18		11/30/2016

Richard Falcone	2,600,000	—	0.11	(2)	11/30/2011

Stathis Kouninis	263,125	186,875	0.14	(3)	02/07/2016
	137,500	412,500	0.14		12/25/2016

Robert Jenkins	1,000,000	—	1.45		11/15/2014

James Burns	2,777,778	—	0.25		07/31/2011

(1)	All options and warrants are exercisable for shares of common stock.

(2)	Represents the reprice of 100,000 options from $2.93 per share to $0.11 per share, the reprice of 300,000 options from $1.50 per share to $0.11 per share and the reprice of 2,200,000 options from $1.00 to $0.11 per share as of December 1, 2006.

(3)	Represents the reprice of 450,000 options from $1.00 per share to $0.14 per share as of December 26, 2006.

Employment Agreements

Greg Osborn

In April 2007, we entered into an employment agreement with Greg Osborn in connection with his appointment as Executive Chairman effective as of March 14, 2007. The agreement provides for, among other things, a term of up to 21 months, an annual salary of $60,000, an annual bonus at the discretion of the board, the grant of initial warrants for the purchase of 2,625,000 shares of common stock exercisable on a quarterly basis over the term of the agreement at an exercise price of $0.19 per share, the grant of additional warrants exercisable for 7,500,000 shares of common stock at an exercise price of $0.19 per share with vesting contingent upon achievement of contractually specified performance goals, severance payments and a cash payment of $20,000 per month for a period of nine months commencing when we reach profitability. Even upon vesting, such warrants are not exercisable unless and until Proposal Three or Proposal Six is approved at the Annual Meeting. Mr. Osborn is the Managing Partner of the firm that served from December 2006 to April 2007 as placement agent for the offering of our convertible bridge notes.

Lanny R. Dacus

In December 2006, Lanny R. Dacus was appointed President and Chief Executive Officer of our company. In connection with this appointment, we entered into an employment agreement with Mr. Dacus. Under the terms of the agreement, Mr. Dacus will receive a base salary of $60,000 per year and the right to participate in our existing benefit plans, with bonus payments to be made at the discretion of the board of directors. We will provide Mr. Dacus with a company automobile during the term of the employment agreement. We also granted warrants to purchase 4,777,778 shares of common stock at an exercise price of $0.11 per share to Mr. Dacus in connection with this agreement. The warrants have a ten- year term and vest over a two-year period from the date of grant. We granted additional warrants to purchase 13,222,222 shares of common stock at exercise prices ranging from $0.12 to $0.18 per share, with vesting terms contingent upon Mr. Dacus’ achievement of contractually specified performance goals described in Note 3 to the Grants in 2006 Plan Based Awards Table.

The following table shows the potential payments upon termination or change of control of our company as of December 31, 2006 for Lenny Dacus, President and Chief Executive Officer.

Executive Benefits and Payments	Voluntary Resignation or Termination for Cause (1)	Termination by Us without Cause (2)	Death or Disability (3)	Change in Control (without Termination)	Upon Change in Control (with Termination)(4)
Compensation:
Base salary	$—	$116,577	$—	$—	$116,577

Benefits & Perquisites:
Health & Welfare Benefits	$—	$24,021	$—	$—	$24,021
Company Vehicle	$—	$21,127	$—	$—	$21,127
Accelerated Vesting of Option/Warrant Awards	$—	$973,611	$—	$973,611	$973,611

(1)	“Cause” for termination, as defined in Mr. Dacus’ employment agreement, includes: (i) Mr. Dacus’ conviction of a felony or conviction of any other crime involving moral turpitude (which specifically excludes all traffic violations); (ii) Mr. Dacus’ theft, embezzlement, misappropriation of or intentional and malicious infliction of material damage to our business or property; (iii) Mr. Dacus’ gross dereliction of duties or gross negligence if not cured by Mr. Dacus within 20 business days following notice from us; or (iv) Mr. Dacus’ breach of any material term under his employment agreement not cured by Mr. Dacus within 20 business days following notice from us. Upon termination for Cause or in the event of his voluntary resignation other than for Good Reason, Mr. Dacus is entitled only to (i) his base salary earned but not paid through the date of termination, (ii) any vacation time earned but not used through the date of termination, and (iii) any business expenses incurred but unreimbursed on the date of termination (collectively, the “Accrued Obligations”).

(2)	Upon termination by us other than for Cause or termination by Mr. Dacus for Good Reason (as described in Note 3 to the Grants in 2006 of Plan Based Awards table), Mr. Dacus is entitled to (i) continued payment of base salary for a period of 24 months less one month for each month after December 12, 2006 (but in no case for less than 12 months) (the “severance period”); (ii) any bonus to which he would have been entitled during the severance period; and (iii) continued health insurance coverage during the severance period at a level equivalent to that provided to Mr. Dacus by us immediately prior to the termination date. These payments and benefits are conditioned upon Mr. Dacus signing a mutually acceptable release of claims.

(3)	Death or Disability — In the event Mr. Dacus’ employment is terminated by death, his beneficiary will receive, in addition to Accrued Obligations, continued payment of base salary through the severance period, and any bonus owed to Mr. Dacus. In the event Mr. Dacus’ employment is terminated by disability (any illness, injury, accident or condition of either a physical or psychological nature the renders him unable to perform substantially all of his duties and responsibilities, for 120 consecutive days during any calendar year), Mr. Dacus will be entitled to the Accrued Obligations.

(4)	In the event of a Change in Control (as defined in Note 3 to the Grants in 2006 of Plan Based Awards Table), Mr. Dacus may terminate his employment and receive the same benefits as if he had terminated for Good Reason.

Stathis Kouninis

On February 8, 2006, we appointed Stathis Kouninis as Chief Financial Officer. On May 10, 2007, we entered into an amended and restated employment agreement, effective April 2, 2007, with Stathis Kouninis, our Chief Financial Officer, which provides for: (i) a base salary of $185,000 per year; (ii) an annual bonus payment at the discretion of our Chief Executive Officer; (iii) a bonus in the amount of $15,000 if we consummate a financing in the amount of at least $3,000,000; and (iv) eligibility to participate in our existing benefit plans. We will provide Mr. Kouninis with an automobile during the term of his employment agreement and will reimburse Mr. Kouninis for all reasonable automobile expenses. If Mr. Kouninis’ employment is terminated by us for any reason other than Cause, as defined in his employment agreement, or if he should resign for Good Reason, as defined in his employment agreement, or in the event of the death or disability of Mr. Kouninis during the term of his employment agreement, Mr. Kouninis will be entitled to a lump sum payment equal to six months of his base salary at the rate in effect on the date of termination of his employment, provided he executes a mutually agreeable release of claims against us. In the event Mr. Kouninis’ employment is terminated by us for any reason other than Cause or if he should resign for Good Reason, we will also pay the cost of Mr. Kouninis’ group family health insurance coverage for a period of six months. The employment agreement further provides that all stock options and warrants previously granted to Mr. Kouninis will fully vest upon a Change in Control, as defined in the employment agreement, or if Mr. Kouninis’ employment is terminated by us for any reason other than Cause or if he should resign for Good Reason. The term of the employment agreement is for two years with automatic renewals for successive one year periods. “Cause,” “Good Reason” and “Change of Control” as defined in Mr. Kouninis’ employment agreement have substantially the same meanings as such terms are defined in Mr. Dacus’ employment agreement. See Note 3 to the Grants in 2006 of Plan Based Awards Table and Note 1 to the table in “Employment Agreements — Lanny R. Dacus.”

The following table shows the potential payments upon termination or Change in Control of our company as of December 31, 2006 for Stathis Kouninis, Chief Financial Officer:

Executive Benefits and Payments	Voluntary Resignation or Termination for Cause	Termination by Us without Cause or Termination for Good Reason	Death or Disability	Change in Control (without Termination)	Upon Change in Control (with Good Reason Termination)
Compensation:
Base salary	$—	$82,500	$—	$—	$82,500

Benefits & Perquisites:
Accelerated Vesting of Option/Warrant Awards	$—	$50,000	$—	$50,000	$50,000

Termination of Employment Agreements; Severance Arrangements

Richard Falcone

On December 14, 2006, Richard Falcone resigned as Chief Executive Officer and a director of our company. In connection with his resignation Mr. Falcone entered into an agreement with us pursuant to which we agreed to pay Mr. Falcone a settlement payment of $150,000. Also under the agreement Mr. Falcone retained stock options to purchase 2,600,000 shares of our common stock, the terms of which were amended to accelerate the vesting of the 962,500 unvested options, allow for cashless exercise and reduce the exercise price to $0.11 per share. The intrinsic value of 962,500 options that were accelerated upon Mr. Falcone’s termination was $77,000. Mr. Falcone was also granted the continued use of an automobile leased by us and is entitled to reimbursement of medical insurance costs through December 31, 2007. See note 4 of the Summary Compensation table. Mr. Falcone and we entered into a mutual release agreement.

James Burns

On August 1, 2006, we entered into a termination agreement with James Burns in connection with Mr. Burns’ termination as our Executive Vice President — Business Development. The termination agreement was effective as of July 11, 2006, and provided Mr. Burns with a company leased vehicle until August 31, 2006. The termination agreement included a release agreement and a non-compete agreement.

Robert D. Jenkins

On February 8, 2006, we entered into a separation agreement and general release with Robert D. Jenkins in connection with Mr. Jenkins’ resignation as our Chief Financial Officer, Treasurer and Secretary. Pursuant to the separation agreement and general release, we agreed to continue paying Mr. Jenkins at his current annual base salary rate of $200,000 through June 28, 2006. Under the terms of the agreement Mr. Jenkins was also eligible to participate in our medical and dental plans through August 31, 2006, with us continuing to pay 80% of the premiums for such coverage. In addition, we agreed that the exercise period for Mr. Jenkins’ options to purchase 1,000,000 shares of our common stock would be reduced from 10 years from the grant date to 5 years from the grant date.

Directors’ Compensation

For 2006, each of our directors received compensation for serving on the board. Each director was paid a $3,000 cash retainer for each fiscal quarter served on the board of directors and a $1,500 cash retainer for each board meeting attended. Additionally each non-employee director received an award of 250,000 stock options with exercise prices of $1.00 per share. Effective December 2006 the cash retainer was changed to a flat $3,750 per fiscal quarter regardless of the number of meetings attended. Additionally, at their date of appointment, all board members are awarded 750,000 warrants that vest immediately and have a term of ten years.

Name and Principal Position	Fees Earned or Paid in Cash	Stock option/ warrant awards (1)	Total Compensation
Albert Canosa (2)	$11,000	$90,644	$101,644
Gordon Davis (3)	$9,000	$749,337	$758,337
Frederick Ledlow (4)	—	$122,325	$122,325
James Manfredonia (5)	$3,000	$26,425	$29,425
William Miller (6)	$13,500	$276,400	$289,900
Steve Zavagli, Sr. (7)	$16,500	$161,156	$177,656

(1)	All options are exercisable for shares of common stock. The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 (in accordance with FAS 123(R)). See Note 9 to the audited consolidated financial statements filed on Form 10-K/A-1 on April 27, 2007, for a discussion of the assumptions used to value the options and warrants. These amounts do not reflect the actual value that will be realized by the named directors.

(2)	On September 22, 2006, Mr. Canosa resigned as a director, Chairman of the Audit Committee and a member of our Compensation Committee. Mr. Canosa had been appointed to the board on February 3, 2006 and to the Audit and Compensation Committees on May 11, 2006. At the date of his appointment to the board, Mr. Canosa was awarded 250,000 options with an exercise price of $1.00 per share. 25% of these options vested at the date of the grant and the remaining 75% vested equally on a monthly basis over twenty-four months. Mr. Canosa forfeited 132,813 options upon his resignation. The vested options may be exercised within five years after Mr. Canosa’s resignation.

(3)	On May 11, 2006, Mr. Davis resigned as a director of our company and Chairman of the board of directors. Mr. Davis had held these positions since February 2006. In January 26, 2006 Mr. Davis was awarded 1,750,000 options with an exercise price of $1.00 per share in conjunction with his entry into a consulting agreement with us. These options had a vesting period of two years. In February 2007, Mr. Davis entered into an amended consulting agreement under which all of his 1,750,000 options were repriced to $0.16 per share and any unvested portion of these options vested immediately.

(4)	On December 18, 2006, Mr. Ledlow was appointed as a director, a member of the Audit Committee and the Chairman of our Compensation Committee. On December 26, 2006 Mr. Ledlow was awarded 750,000 warrants with an exercise price of $0.14 per share. All of the warrants vested on the date of the grant.

(5)	Mr. Manfredonia resigned as a director and a member of our Compensation Committee on December 14, 2006. Mr. Manfredonia had held these positions since September 28, 2006. At the date of his appointment Mr. Manfredonia was awarded 250,000 options with an exercise price of $0.12 per share. All of the options vested on the date of the grant. The vested options may be exercised within five years after Mr. Manfredonia’s resignation.

(6)	In May 2006, Mr. Miller was appointed as a director of our company and a member of the Audit Committee and Compensation Committee. In September 2006 Mr. Miller was appointed Chairman of the Audit Committee. At the date of his appointment Mr. Miller was awarded 250,000 options with an exercise price of $1.00 per share and a vesting period of two years. Based on the FAS 123(R) calculation, the aggregate fair value of these options at the grant date was $133,050. On September 28, 2006, the exercise price of these options was reduced to $0.12 per share and all unvested options vested immediately. The amount reported under the “Stock option/warrant award” column includes a value of $21,025, which is based on the repricing of the 250,000 options and a value of $83,156, which is based on the acceleration of the vesting of 156,250 unvested options. On December 26, 2006, Mr. Miller was awarded 750,000 warrants with an exercise price of $0.14 per share. All of these warrants vested at the date of the grant.

(7)	On September 7, 2006, Mr. Zavagli, resigned as a director and a member of our Compensation Committee. Mr. Zavagli had held these positions since February 2005. In December 2004, Mr. Zavagli was awarded 500,000 options at an exercise price of $2.05 per share and a vesting period of two years. Also, in January 2006, M. Zavagli was awarded 500,000 options with an exercise price of $1.00. 25% of these options vested at the date of the grant and the remaining 75% vested equally on a monthly basis over twenty four months. Mr. Zavagli forfeited an aggregate of 432,292 options upon his resignation. In February 2007, Mr. Zavagli surrendered all of his vested options that had not been forfeited upon his resignation. In exchange, we issued 1,000,000 warrants at an exercise price of $0.14 per share.

Compensation Committee Interlocks and Insider Participation

Currently, the members of the Compensation Committee of the board of directors are Messrs Ledlow, Miller and O’Gorman. Except for Lanny Dacus and Greg Osborn, no director of our company is a current or former officer or employee of our company or any of our subsidiaries. In addition, no employee director or other executive officer of our company serves as a director of a company where a non-employee director of our company is an executive officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2004, we entered into an Exclusive Field of Use License Agreement and Product Sale Agreement with Wynn Starr Special Products, LLC. Under the terms of this agreement, as amended through January 23, 2007, we have granted Wynn Starr the exclusive, worldwide right to market and distribute products used as post-harvesting processing aids for the poultry industry based on the pHarlo technology. In return for this license, Wynn Starr will purchase licensed products from us and will withhold up to 25% of the net sale price per gallon sold, based on different increments of achieved net sale prices. The amended agreement also includes other target performance criteria such that, if met by Wynn Starr, we will issue to Wynn Starr a warrant to purchase up to 1,300,000 shares of our common stock with an exercise price based upon the closing price of our common stock on January 23, 2007, the date of the amendment. As of December 31, 2006, no royalties were due and none had been paid to us under this royalty arrangement. Steven B. Zavagli, a former member of our board of directors who resigned in September 2006, is the founder, Chairman and the Chief Executive Officer of Wynn Starr and Wynn Starr’s ultimate parent company, Wynn Starr Flavors, Inc.

We paid Gordon O. Davis, the former Chairman of the board of directors who resigned May 2006, approximately $60,000 for consulting services during the twelve months ended December 31, 2006. In January 2007, we and Mr. Davis entered into an amendment to Mr. Davis’ consulting agreement dated February 2, 2006. The amended agreement provides for among other things (i) payment to Mr. Davis of $50,000 in cash for past due amounts owed under the original consulting agreement, (ii) payment of $3,000 per month for nine months starting January 2007 and payment of $7,000 per month for sixteen months starting October 2007, (iii) repricing of stock options exercisable for 1,750,000 shares of common stock such that the exercise price for such stock options be reduced to an exercise price per share equal to $.16, (iv) the right of the Corporation to terminate Mr. Davis’ consultancy other than for cause at any time upon notice to Mr. Davis (with the obligation to pay Davis consulting fees otherwise due for the remainder of the term). Mr. Davis is the father in law of Stathis Kouninis, our Chief Financial Officer.

Between December 1, 2006 and April 23, 2007, the date that we ceased accepting subscriptions for our convertible bridge notes, as compensation for serving as placement agent, the placement agent received cash of $629,509 and seven-year warrants to purchase an aggregate of 7,748,966 shares of common stock at an exercise price of $0.0725 per share. These warrants contain a “cashless exercise” option. In March 2007, we issued 2,000,000 shares of our common stock to our placement agent, pursuant to the cashless exercise of 2,983,051 of these warrants resulting in no cash proceeds to us. Greg Osborn, Executive Chairman and a director of our company, is the founder and Managing Director of the placement agent.

On December 1, 2006, Greg Osborn, Executive Chairman and a director of our company, purchased convertible bridge notes in the principal amount of $25,000, which notes are convertible into 344,828 shares of common stock, and warrants to purchase 138,888 shares of our common stock.

On December 1, 2006, January 31, 2007 and February 21, 2007, Lanny Dacus, President, Chief Executive Officer and a director of our company, purchased convertible bridge notes in the aggregate principal amount of $87,500, which notes are convertible into 1,206,897 shares of common stock, and warrants to purchase 486,111 shares of our common stock.

On January 25, 2007, Joseph Carfora, a director of our company, purchased convertible bridge notes in the principal amount of $20,000, which notes are convertible into 275,862 shares of common stock, and warrants to purchase 111,111 shares of our common stock.

On February 14, 2007, Leonid Frenkel, a director of our company, purchased convertible bridge notes in the principal amount of $250,000, which notes are convertible into 3,448,276 shares of common stock, and warrants to purchase 1,388,888 shares of our common stock. On April 12, 2007, Mr. Frenkel purchased additional convertible bridge notes in the principal amount of $200,000, which notes are convertible into 2,758,621 shares of common stock, and additional warrants associated with the purchase of these convertible bridge notes, which warrants are exercisable into 1,111,111 shares of common stock. Under the terms of the additional notes and the additional warrant agreements, Mr. Frenkel may not convert any of these additional notes or exercise any of these additional warrants if his ownership of our common stock exceeds 4.99% or 9.99% of our outstanding stock as calculated according to Section 13(d) of the Exchange Act, unless all outstanding convertible bridge notes are converted. Either of the 4.99% or 9.99% limitations may be waived by Mr. Frenkel on 61 days notice.

On January 25, 2007, Frederick Ledlow, a director of our company, purchased convertible bridge notes in the principal amount of $12,500, which notes are convertible into 172,414 shares of common stock, and warrants to purchase 69,444 shares of our common stock.

On January 25, 2007, Peter O’Gorman, a director of our company, purchased convertible bridge notes in the principal amount of $25,000, which notes are convertible into 344,828 shares of common stock, and warrants to purchase 344,828 shares of our common stock.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR MAXIMUM NUMBER OF DIRECTORS OF THE COMPANY FROM SEVEN TO NINE

Our board of directors is requesting stockholder approval of an amendment to our Articles of Incorporation to increase the maximum size of our board of directors from seven to nine individuals. The proposed amendment would amend paragraph 6 of our Articles of Incorporation to read in its entirety as follows:

“6. Board of Directors. The members of the governing board shall be styled “Directors” and their number shall be not less than one (1) nor more than nine (9). The exact number of members constituting the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors.”

If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Articles of Incorporation by the Secretary of State of the State of Nevada. If stockholders approve the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware (Proposal Six) and if such reincorporation is implemented, then Proposal Two will not be implemented regardless of its approval by the stockholders.

Reason for Proposed Amendment

The provision governing the maximum size of the board of directors was amended in 2006 to increase the size of our board from five to seven. In light of the continued growth of our company and our contemplated future growth, our board of directors believes it is desirable to increase the maximum size of the board of directors to allow for appointment of additional independent directors who may possess skills and abilities that would be helpful to our company and to the board of directors in overseeing our business. Although our board of directors has not identified at this time any particular individuals to fill these additional seats if the proposed amendment is approved, it believes it is desirable to have the flexibility to do so before the next annual meeting of stockholders. If the amendment is approved by the stockholders, our board of directors would have the power under our bylaws and under applicable state law to appoint individuals to fill one or both additional seats on the board of directors. In accordance with our bylaws and applicable state law, any person so appointed to the board must stand for reelection by our stockholders at the next annual meeting of stockholders held following any such appointment.

Recommendation of the Board of Directors

Our board recommends that the stockholders vote “For” approval of the amendment to our Articles of Incorporation to increase the maximum number of directors of our company from seven to nine.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors is requesting stockholder approval of an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 300,000,000 shares to 450,000,000 shares. If Proposal Three is approved and Proposal Four is not approved at the Annual Meeting, paragraph 4 of our Articles of Incorporation would be amended to read in its entirety as follows:

“4. Authorized Capital. The authorized capital of this corporation shall consist of 450,000,000 shares of common stock, par value of $0.001 per share.”

The additional common stock to be authorized by adoption of the amendment would have rights identical our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Articles of Incorporation by the Secretary of State of the State of Nevada. If stockholders approve the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware (Proposal Six) and if such reincorporation is implemented, then Proposal Three will not be implemented regardless of its approval by the stockholders.

Reason for Proposed Amendment

Between December 1, 2006 and April 23, 2007, we raised gross proceeds of $6,295,091 from the issuance of our 10% Secured Convertible Bridge Notes (the “Convertible Bridge Notes”), which are convertible into 86,828,841 shares of common stock at a conversion price of $0.0725 per share, subject to adjustment. As an inducement for the investors to purchase the Convertible Bridge Notes, we also issued to these investors warrants, which entitle them to purchase an aggregate of 34,972,728 shares of common stock, at an exercise price of $0.09 per share. As compensation for serving as placement agent, the placement agent received cash of $629,509 and seven-year warrants to purchase an aggregate of 8,682,884 shares of common stock at an exercise price of $0.0725 per share. The placement agent warrants contain a “cashless exercise” option. On March 6, 2007, we issued 2,000,000 shares of common stock to the placement agent pursuant to the cashless exercise of 2,983,051 of these warrants.

Between December 1, 2006 and May 22, 2007, we granted warrants to certain executive officers and directors, which warrants entitle the holders to purchase an aggregate of 32,925,000 shares of common stock at exercise prices ranging from $0.11 to $0.19 per share.

Giving effect to the above transactions, we had, as of May 22, 2007, an aggregate of 321,078,239 shares of common stock outstanding and reserved for future issuance based on the following amounts:

•	108,674,042 shares of common stock were outstanding;

•	61,638,877 shares of common stock were issuable upon exercise of outstanding stock options and warrants related to employee, director and consultant compensation with exercise prices ranging from $0.11 to $4.70 per share; provided that warrants to purchase 28,125,000 shares of common stock are not exercisable unless Proposal Three is approved at the Annual Meeting;

•	61,169,761 shares of common stock were issuable upon exercise of outstanding warrants (not related to employee, director and consultant compensation) with exercise prices ranging from $0.0725 to $2.00 per share;

•	86,828,841 shares of common stock were issuable upon conversion of outstanding Convertible Bridge Notes at a conversion price of $0.0725 per share;

•	133,359 shares and warrants to purchase 133,359 shares were issuable as liquidated damages under the terms of the January 2006 registration rights agreement;

•	2,500,000 shares of common stock reserved for issuance under our 2006 Stock Plan.

By not giving any effect to the warrants to purchase 28,125,000 shares of common stock, which warrants are not exercisable unless Proposal Three or Proposal Six is approved at the Annual Meeting, we had 7,046,761 shares of common stock available for issuance as of May 22, 2007.

As stated in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, based upon our projections of future revenues from our products and cash on hand, including cash of $4.4 million received from the sale of the Convertible Bridge Notes between January 1, 2007 and April 23, 2007, the date that we ceased accepting subscriptions for the Convertible Bridge Notes, we will not have adequate working capital to fund our operations during the next twelve months. We are rapidly depleting our cash resources and our ability to continue to operate and grow our business is dependent upon obtaining new financing. The cost of any new financing may be prohibitive. While we have been in the process of aggressively developing, marketing and selling our products, there can be no assurances that those efforts will be met with success in the marketplace or that the timing of our efforts will be consistent with our cash availability and burn rate. If we are unable to arrange new financing, we will not have sufficient cash to support our operations and meet our obligations. We anticipate that we will need approximately an additional $4–$6 million to support our operations and meet our obligations over the next twelve months. We are currently reviewing alternative methods of financing, including private issuances of debt and/or equity. If the Articles of Incorporation are not amended to increase the number of shares of common stock authorized for issuance, we will be severely restricted in our ability to issue equity securities.

The additional shares of common stock may be issued from time to time as our board may determine without further action by the stockholders. Stockholders do not currently possess, nor upon the adoption of the proposed amendment will then acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

Recommendation of the Board of Directors

The board recommends that the stockholders vote “For” the approval to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 450,000,000.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 15,000,000 SHARES OF PREFERRED STOCK

Our board of directors is requesting stockholder approval of an amendment to our Articles of Incorporation to authorize 15,000,000 shares of preferred stock, par value $0.001 per share, which may be issued by us in the future in series with such rights, preferences and designations as determined by the board without further stockholder action. If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Articles of Incorporation by the Secretary of State of the State of Nevada. If stockholders approve the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware (Proposal Six) and if such reincorporation is implemented, then Proposal Four will not be implemented regardless of its approval by the stockholders.

How Amendment Will Read If Proposal Three Is Approved

If Proposal Three and Proposal Four are approved at the Annual Meeting, paragraph 4 of our Articles of Incorporation would be amended to read in its entirety as follows:

“4. Authorized Capital. The authorized capital of this corporation shall consist of 450,000,000 shares of common stock, par value of $0.001 per share, and 15,000,000 shares of preferred stock, par value of $0.001 per share.

Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of preferred stock. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of preferred stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the Nevada Revised Statutes. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of preferred stock, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of this corporation shall be required in connection with the creation or issuance of any shares of any series of preferred stock authorized by and complying with the conditions of these Articles of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of this corporation.”

How Amendment Will Read If Proposal Three Is Not Approved

If Proposal Four is approved and Proposal Three is not approved at the Annual Meeting, paragraph 4 of our Articles of Incorporation would be amended to read in its entirety as follows:

“4. Authorized Capital. The authorized capital of this corporation shall consist of 300,000,000 shares of common stock, par value of $0.001 per share, and 15,000,000 shares of preferred stock, par value of $0.001 per share.

Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of preferred stock. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of preferred stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the Nevada Revised Statutes. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of preferred stock, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of this corporation shall be required in connection with the creation or issuance of any shares of any series of preferred stock authorized by and complying with the conditions of these Articles of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of this corporation.”

Reason for Proposed Amendment

Our Articles of Incorporation do not authorize us to issue preferred stock. As we continue to grow and execute our business plan, we expect that we will need to raise additional capital. The board of directors believes that the availability of authorized and undesignated preferred stock will provide us with a capital structure better suited to meet our short and long-term capital needs. The board believes it is advisable and in the best interest of our company to authorize the issuance of preferred stock for the principal reason of providing greater flexibility in financing our continued operations.

The proposed amendment grants the board the authority to issue shares of preferred stock in series with such rights (including voting, dividends and conversion), preferences and designations as it deems necessary or advisable without any action by our stockholders. This is commonly referred to as “blank check” preferred stock (“Blank Check Preferred”), which is available to and utilized by many corporations to satisfy their continuing capital requirements. The Blank Check Preferred would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board from time to time.

Having the authority to create equity instruments with any number of provisions will provide us with the greatest possible flexibility in financing our future operations. For example, the availability of Blank Check Preferred will permit the board to negotiate the precise terms of an equity investment by simply creating a new series of preferred stock without incurring the cost and delay of obtaining stockholder approval, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted. This flexibility will permit us to take advantage of market conditions as they occur and put us in a better position to effectively negotiate with and satisfy the precise financial criteria of any investor in a timely manner.

The availability of undesignated preferred stock may have certain negative effects on the rights of the holders of our common stock. The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of common stock cannot be stated until the board determines the specific rights of the holders of such Blank Check Preferred. The proposed amendment will permit the board, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of our common stock. Specifically, we will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of common stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of common stock receiving less in the event of a liquidation, dissolution or other winding up of our company, reduce the amount of funds, if any, available for dividends on common stock, and dilute the voting power of the holders of common stock.

In addition, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. For example, the board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. This could include discouraging bids for our company even if such bid represents a premium over our then existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.

Although we may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

Currently, we have authorized capital of 300,000,000 shares all of which are designated as common stock. If Proposal Three is approved at the Annual Meeting, we will have authorized capital of 450,000,000 shares all of which will be designated as common stock. If Proposal Four is approved, in addition to the authorized shares of common stock, there will be authorized for issuance 15,000,000 shares of Blank Check Preferred.

If Proposal Four is approved, our By-Laws also will be amended to reflect in certain provisions the addition of Blank Check Preferred.

Recommendation of the Board of Directors

The board unanimously recommends that you vote “For” the approval of the amendment to our Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL FIVE

APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO OUR BOARD OF DIRECTORS TO AMEND OUR NEVADA ARTICLES OF INCORPORATION OR DELAWARE CERTIFICATE OF INCORPORATION, AS THE CASE MAY BE, TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK WITHIN A BAND RANGING FROM ONE-FOR-FIVE TO ONE-FOR-TWENTY

The board of directors has adopted a resolution to seek stockholder approval to grant the board discretionary authority to amend our Nevada Articles of Incorporation to effect a reverse split or in the event Proposal Six is approved and implemented, to grant the board discretionary authority to amend our Delaware Certificate of Incorporation to effect a reverse split. If Proposal Six is approved and implemented, the board would not have the authority to amend our Nevada Articles of Incorporation to effect a reverse split.

The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is within a band ranging from one-for-five to one-for-twenty, with the exact exchange ratio to be set by the board of directors in its sole discretion within this band at the time it elects to effect a reverse split. Approval of this proposal would give the board authority until June 30, 2009 to implement the reverse split at any time it determined. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split. The board of directors has no immediate plans to effectuate a reverse split.

Reasons for the Reverse Split

The board of directors believes that the proposed reverse split is advisable and in the best interests of our company in an effort to raise the trading price of our common stock. In discussions between our management with members of the brokerage and investment banking industries, we have been advised that brokerage firms might be more willing to evaluate our securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in our securities if the price range for our common stock were higher. Management believes that additional interest by the investment community in our common stock, of which there can be no assurance, is desirable and could result in a better trading market for our common stock.

We also believe that existing low trading prices of our common stock may have an adverse impact upon the current efficient level of the trading market for our common stock. In particular, brokerage firms often charge higher commissions for transactions involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such stocks, which tendencies may adversely affect the liquidity for current stockholders and our ability to obtain additional equity financing.

The board of directors also believes that the liquidity and marketability of our common stock would increase if it were listed on a national securities exchange such as the Nasdaq Stock Market. In order for our common stock to be listed on a national securities exchange, our company must meet certain criteria, including a minimum bid price for a prescribed time period. For example, the minimum bid price on the Nasdaq Capital Market is $4.00 per share.

The board of directors believes that stockholder approval of an exchange ratio band (as contrasted with approval of a specified exchange ratio) provides the board of directors with maximum flexibility to achieve the purposes of a reverse split and, therefore, is in the best interests of our company and our stockholders. The actual timing for implementation of the reverse split would be determined by the board of directors based upon our evaluation as to when and whether such action would be most advantageous to our company and our stockholders.

If you approve the grant of discretionary authority to the board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, or if Proposal Six is adopted, we will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which amendment will effect a reverse split of our then issued and outstanding common stock at the specific ratio set by the board.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “TKER.” During the period from January 1, 2006 to May 22, 2007, the closing sales price per share of the common stock ranged from a high of $0.95 to a low of $0.06. The closing sales price on May 22, 2007 was $0.21.

Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after the reverse split will be five to twenty times, as applicable, greater than the price for shares of the common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the marketability of the common stock will improve and that the market price of the common stock immediately after the proposed reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of the common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Board Discretion to Implement Effective Reverse Split

If you approve the grant of discretionary authority to implement a reverse split outlined in this Proposal Five, the reverse split will be effected, if at all, only upon a determination by the board of directors that the reverse split is in the best interests of our company and our stockholders. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. The board of directors has no immediate plans to effectuate a reverse split. Notwithstanding approval by the stockholders of the grant of discretionary authority to implement a reverse split of the common stock, the board of directors may, in its sole discretion, determine prior to the effectiveness of any filing with the Secretary of State of the State of Nevada or the State of Delaware, as the case may be, not to effect a reverse split.

Effect of the Reverse Split on Exchange Act Registration And Voting Rights

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 and we are subject to the periodic reporting and other requirements of the Exchange Act. Our common stock is quoted on the OTC Bulletin Board. The reverse split would not affect the registration of the common stock under the Exchange Act nor will it change our periodic reporting and other obligations thereunder. After the reverse split and assuming the common stock continues to be quoted on the OTC Bulletin Board, the symbol for our common stock would be changed by Nasdaq.

The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of rounding up of fractional shares as described below). For example, a holder of 0.5% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse split would continue to hold 0.5% of the voting power of the outstanding shares of common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split.

Effect of the Reverse Split on Shares of Common Stock

If Proposal Three is not approved at the Annual Meeting, the authorized number of shares of common stock and the par value of the common stock under our Articles of Incorporation will remain at 300,000,000 shares, par value $0.001 per share, following the effective time of the reverse split.

If Proposal Three or Proposal Six is approved at the Annual Meeting, the authorized number of shares of common stock and the par value of the common stock under the Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, will remain at the increased number of 450,000,000 shares, par value $0.001 per share, following the effective time of the reverse split.

The number of shares of common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: every X shares of common stock owned by a stockholder will automatically be changed into and become one new share of common stock, with X being equal to the exchange ratio as determined by the board of directors.

The number of authorized but unissued shares of common stock effectively will be increased significantly by the reverse split of our common stock.

For example, based on the 321,078,239 shares of common stock outstanding and reserved for future issuance on May 22, 2007, and the 300,000,000 shares of common stock that are authorized under the Nevada Articles of Incorporation (assuming Proposal Three is not approved at the Annual Meeting), a one-for-five reverse split would have the effect of increasing the number of authorized but unissued and unreserved shares of common stock from 7,046,761 (by not giving effect to warrants to purchase 28,125,000 shares of common stock, which warrants are not exercisable unless Proposal Three is approved at the Annual Meeting) to 241,409,352 and a one-for-twenty reverse split would have the effect of increasing the number of authorized but unissued shares of common stock from 7,046,761 (by not giving effect to warrants to purchase 28,125,000 shares of common stock, which warrants are not exercisable unless Proposal Three is approved at the Annual Meeting) to 285,352,338.

For example, based on the 321,078,239 shares of common stock outstanding and reserved for future issuance on May 22, 2007 and the 450,000,000 shares of common stock that are authorized under the Nevada Articles of Incorporation (assuming Proposal Three is approved and Proposal Six is not approved at the Annual Meeting) or the Delaware Certificate of Incorporation (assuming Proposal Six is approved at the Annual Meeting), a one-for-five reverse split would have the effect of increasing the number of authorized but unissued and unreserved shares of common stock from 128,921,761 to 385,784,352 and a one-for-twenty reverse split would have the effect of increasing the number of authorized but unissued shares of common stock from 128,921,761 to 433,946,088.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Nevada Articles of Incorporation or the Delaware Certificate of Incorporation, as the case may be, or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of our company through a transaction opposed by the board of directors.

Effect of the Reverse Split on Stock Options and Warrants Related to Employee, Director and Consultant Compensation

The reverse split would reduce the number of shares of common stock available for issuance under our 2006 Stock Plan in proportion to the exchange ratio. The aggregate number of shares of common stock authorized for issuance but unissued on May 22, 2007 under the 2006 Stock Plan was 2,500,000.

As of May 22, 2007, we also had outstanding options and warrants related to employee, director and consultant compensation to purchase 61,638,877 shares of common stock. Under the terms of the outstanding options and warrants, the reverse split will effect a reduction in the number of shares of common stock issuable upon exercise of such options and warrants in proportion to the exchange ratio and will effect a proportionate increase in the exercise price of such options and warrants. In connection with the reverse split, the number of shares of common stock issuable upon exercise of outstanding options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect of the Reverse Split on Warrants (not Related to Employee, Director and Consultant Compensation)

On May 22, 2007, we had outstanding warrants (not related to employee, director and consultant compensation) to purchase an aggregate of 61,169,761 shares of common stock. Under the terms of the agreements governing our outstanding warrants, the reverse split will effect a reduction in the number of shares of common stock issuable upon exercise of such warrants in proportion to the exchange ratio and will effect a proportionate increase in the exercise price of such warrants. In connection with the reverse split, the number of shares of common stock issuable upon exercise of outstanding warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effect of the Reverse Split on Convertible Debt

On May 22, 2007, we had outstanding debt convertible into 86,828,841 shares of common stock. Under the terms of the convertible debt, the reverse split will effect a reduction in the number of shares of common stock issuable upon conversion of such debt in proportion to the exchange ratio. In connection with the reverse split, the number of shares of common stock issuable upon conversion of outstanding the convertible debt will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effective Date

If the proposed grant of discretionary authority to implement a reverse split is approved and the board of directors elects to proceed with a reverse split, it would become effective as of 5:00 p.m. eastern time on the date of filing of a Certificate of Amendment to Articles of Incorporation with the office of the Secretary of State of the State of Nevada, or if Proposal Six is adopted, it would become effective as of 5:00 p.m. eastern time on the date of filing of a Certificate of Amendment to Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

Except as explained below with respect to fractional shares, on such date, all shares of common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of common stock in accordance with the exchange ratio as determined by the board of directors within the band set forth in this Proposal Five.

Exchange of Stock Certificate

Shortly after the effectiveness of the reverse split, each holder of an outstanding certificate theretofore representing shares of common stock will receive instructions from Mellon Investor Services, as our exchange agent for the reverse split, for the surrender of such certificate. Such instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse split represented shares of common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued a new certificate or certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified. All fractional shares will be rounded up to the next whole share. Until so surrendered, each certificate that immediately prior to the reverse split represented any number of shares of common stock shall be deemed at and after the reverse split to represent the number of full shares of common stock contemplated by this paragraph. Each certificate representing shares of common stock issued in connection with the reverse split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Nevada law and Delaware law, stockholders of our company would not be entitled to dissenter’s or appraisal rights with respect to the reverse split.

Fractional Shares

Any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse split will be rounded up to a whole share.

United States Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended (“Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split.

This discussion is only for general information to stockholders who hold their shares as capital assets. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to a particular company stockholder in light of the stockholder’s particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) a partnership, subchapter S corporation or other pass-

through entity; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) a foreign person, foreign entity or U.S. expatriate; (viii) persons who may be subject to the alternative minimum tax provisions of the Code; (ix) a stockholder whose functional currency is not the U.S. dollar; (x) persons who acquired their common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or (xi) persons who hold their common stock as part of a hedging, straddle, conversion or other risk reduction transaction. This discussion does not address the tax consequences to any holders of our options, warrants or convertible debt. The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.

In general, because the stockholders are receiving only common stock in the reverse split, and there is no plan to periodically increase a shareholder’s proportionate interest in the assets or earnings and profits of our company, the stockholders should not recognize any gain or loss in the reverse split for federal income tax purposes. A stockholder’s tax basis of the common stock received as a result of the reverse split, including any shares issued pursuant to the rounded fractional share interest, will be equal, in the aggregate, to the stockholder’s basis of the shares exchanged for the common stock outstanding prior to the reverse split. For tax purposes, a stockholder’s holding period of the shares outstanding immediately prior to the effective date of the reverse split will be included in such stockholder’s holding period of the common stock received as a result of the reverse split. We should not recognize any gain or loss as a result of the reverse split.

Our stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse split, including the applicable federal, state, local and foreign tax consequences.

Risks Associated with the Reverse Split

This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increase investor interest and the potential for a higher stock price. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include our ability to obtain new financing and/or generate revenue growth in the near future; our history of losses; our limited experience in the marketing of our products; our ability to compete with other products in our market space; and the risk of unfavorable federal regulation; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of price of our common stock. For a discussion of these and other risk factors, see Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission.

Recommendation of the Board of Directors

The board recommends that the stockholders vote “For” the approval of the grant of discretionary authority to our board of directors to amend our Articles of Incorporation to effect a reverse split of our common stock within a band ranging from one-for-five to one-for-twenty.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL SIX

APPROVAL OF AN AGREEMENT AND PLAN OF MERGER PURSUANT TO WHICH WE WILL REINCORPORATE FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE

The board of directors has approved, subject to stockholder approval, an Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware (the “Reincorporation”). The Agreement and Plan of Merger is attached hereto as Exhibit A and should be read in its entirety. As part of the Reincorporation, we will merge with and into a wholly-owned subsidiary, Tasker Products Corp., a Delaware corporation (“Tasker Delaware, Inc.”), which will result in, among other things:

•	your right to receive one share of common stock, par value $0.001 per share, of Tasker Delaware, Inc., for every one share of our common stock, par value $0.001 per share, owned by you as of the effective date of the Reincorporation;

•	the persons presently serving as our executive officers and directors continuing to serve in such respective capacity with Tasker Delaware, Inc.;

•	the adoption of a Certificate of Incorporation under the laws of the State of Delaware in the form attached hereto as Exhibit B, pursuant to which our authorized common stock will increase to 450,000,000 shares, $0.001 par value per share and we will have authorized 15,000,000 shares of preferred stock, $0.001 par value per share; and

•	the adoption of new by-laws under the laws of the State of Delaware in the form attached hereto as Exhibit C.

Our common stock is currently quoted on the OTC Bulletin Board. We believe that the common stock of Tasker Delaware, Inc. will also be quoted on the OTC Bulletin Board.

The board of directors believes that the reincorporation of our company from the State of Nevada to the State of Delaware will benefit our company and our stockholders. The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by our company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to our corporate legal affairs.

For these reasons, the board of directors believes that it is in our best interest for us to incorporate in the State of Delaware from our present domicile of Nevada. See “Significant Differences between the Corporate Laws of Nevada and Delaware.” The merger (and the Reincorporation) may be abandoned if the aggregate number of shares of our common stock held by stockholders dissenting to the merger shall be more than 0.5% of all the issued and outstanding shares of our common stock.

Principal Features of the Reincorporation

The Reincorporation will be effected by the merger of our company with and into a newly formed Delaware corporation (the “Tasker Delaware, Inc.”), the sole stockholder of which will be us, created for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Nevada, which filings are expected to occur as promptly as practicable after the requisite stockholder approval is obtained. A copy of the proposed Delaware Certificate of Incorporation and Bylaws are attached hereto as Exhibit B and Exhibit C, respectively.

On the effective date: (i) each outstanding share of our common stock shall be converted into one share of Tasker Delaware, Inc.’s common stock; and (ii) each outstanding share of Tasker Delaware, Inc.’s common stock held by us shall be retired and canceled and shall resume the status of authorized and un-issued common stock.

Upon completion of the Reincorporation, our daily business operations will continue as they are presently conducted. The individuals who will serve as our executive officers following the Reincorporation are those who currently serve as executive officers of our company. The Reincorporation will not effect a change in our name. The name will remain “Tasker Products Corp.”

The board of directors has the authority, in the name and on behalf of our company to take any action to abandon the merger and the Reincorporation either before or after stockholder approval has been obtained. The merger (and the Reincorporation) may also be abandoned if the aggregate number of shares of our common stock held by stockholders dissenting to the merger shall be more than 0.5% of all the issued and outstanding shares of our common stock.

Significant Differences between the Corporate Laws of Nevada and Delaware

We are incorporated under the laws of the State of Nevada and Tasker Delaware, Inc. will be incorporated under the laws of the State of Delaware. On consummation of the merger, our stockholders, whose rights currently are governed by Nevada law and our Articles and our Bylaws created pursuant to Nevada law, will become stockholders of a Delaware company, Tasker Delaware, Inc., and their rights as stockholders will then be governed by Delaware law and a Delaware Certificate of Incorporation and Delaware Bylaws which have been drafted and created under Delaware law.

Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of our management, are summarized below. This summary is not intended to be complete, and stockholders should refer to the General Corporation Law of the State of Delaware (“Delaware law”) and Chapters 78 and 92A of the Nevada Revised Statutes (“Nevada law”) to understand how these laws apply to us and Tasker Delaware, Inc.

Classified Board of Directors.  The board of directors is not classified and we do not propose to classify the board into separate classes in connection with the change in domicile. However, should we ever consider dividing the board into classes, Delaware law permits a corporation to classify the board of directors into as many as three classes as equally as possible with staggered terms of office, while Nevada law permits a corporation to classify the board into as many as four classes. This difference has no present impact on our company, but would result in less flexibility in classifying the board should we choose to do so in the future.

Removal of Directors.  With respect to removal of directors, under the Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with and without cause and removal of directors when the board is divided into classes. Under the Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. Accordingly, removal is easier in Delaware when the board is not classified. However, if the board is classified, Delaware law provides that a director can be removed only for cause by the holders of a majority of the shares then entitled to vote in an election of directors unless the certificate of incorporation provides otherwise.

Special Meetings of Stockholders.  Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called.

Indemnification of Officers and Directors and Advancement of Expenses.  Delaware and Nevada have substantially similar provisions that permit indemnification by a corporation of our officers, directors, employees and agents where they acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, Nevada law also provides that a director or officer is not liable to the corporation or our stockholders for any act or failure to act unless it is proven that his or her act or failure to act constitutes a breach of fiduciary duty and the breach of that duty involved intentional misconduct, fraud, or a knowing violation of law, and the corporation is free to indemnify the director or officer if the director or officer is not liable under this provision and regardless of any determination of the director’s or officer’s good faith. Delaware and Nevada law also differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless our certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses to directors or officers. There will be no difference in stockholders’ rights with respect to this issue because we and Tasker Delaware, Inc. will address the issue in the same manner by providing for the mandatory advancement of expenses of directors and officers. In addition, Tasker Delaware, Inc. will be required to indemnify directors and officers. The board of directors of Tasker Delaware, Inc. will retain the discretionary authority to authorize the indemnification of employees and agents, subject to certain conditions under the Delaware law.

Limitation on Personal Liability of Directors.  A Delaware corporation is permitted to adopt provisions in our certificate of incorporation limiting or eliminating the liability of a director to a company and our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Delaware Certificate will limit the liability of directors of Tasker Delaware, Inc. to the fullest extent permitted by law. The similar limitation of liability provision under Nevada law applies automatically, unless limited in the articles of incorporation or bylaws, to both directors and officers and applies to the breach of any fiduciary duty, including the duty of loyalty. Thus, the limitation on liability contained in the certificate of incorporation of Tasker Delaware, Inc. will not extend to officers and will be more limited under Delaware law than the limit on officers and directors liability that applied to us under Nevada law. Tasker Delaware, Inc., however, may determine to indemnify such persons in its discretion subject to the conditions of the Delaware law and the Delaware Certificate of Incorporation.

Dividends.  Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under the Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Amendment to Articles of Incorporation/Certificate of Incorporation or Bylaws.  In general, both Delaware law and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation’s certificate/articles of incorporation. Both Delaware law and Nevada law also provide that in addition to the vote above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors. Both Nevada law and Delaware law permit, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the certificate of incorporation, respectively. However, the Nevada law allows the board of directors, without stockholder approval, to increase or decrease the number of authorized shares of capital stock if the number of outstanding shares is proportionately increased or decreased. The Delaware law does not have a similar provision. Consistent with Delaware law, the Delaware certificate will authorize the board to amend, make, modify or repeal our bylaws.

Actions by Written Consent of Stockholders.  Nevada law and Delaware law each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Stockholder Vote for Mergers and Other Corporation Reorganizations.  In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Restrictions on Business Combinations.  Both the Delaware law and the Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. The restrictions prohibit a corporation, except in limited circumstances, from engaging in a business combination with any interested stockholder for a three-year period following the date such stockholder became an interested stockholder. Under Delaware law an interested stockholder is a person who holds 15% or more of the outstanding voting stock, which was acquired other than solely through an action by the corporation. Under Nevada law, the definition of interested stockholder is similar except that a holder of 10% or more of the voting stock is an interested stockholder. Both the Delaware and Nevada law permit a corporation to opt out of application of the statutory provisions limiting business combinations with interested stockholders by making a statement to that effect in its certificate of incorporation. We did not do so in our Nevada Articles of Incorporation and the Delaware certificate also does not opt out of the application of the statutory provisions.

Significant Differences between the Charter Documents of Tasker Products Corp. and Tasker Delaware, Inc.

The following comparison of our Articles of Incorporation and Bylaws with the proposed Delaware Certificate of Incorporation and Bylaws summarizes the important differences, but is not intended to list all the differences.

Board of Directors.  The current Nevada charter documents provide for the number of directors to be fixed from time to time by resolution by the board and the election of directors by the affirmative vote of a majority of the stockholders present at a meeting of stockholders. The Delaware charter documents will provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time by resolution by the board and the election of directors by the affirmative vote of a majority of the stockholders present at a meeting of stockholders. In addition, subject to any rights of holders of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and not by the stockholders. No decrease in the number of directors constituting the board will shorten the term of any incumbent director. Subject to the rights of holders of preferred stock, generally any director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of our outstanding common stock.

Common Stock.  The current Nevada charter documents authorize 300,000,000 shares of common stock. The Delaware charter documents authorize 450,000.000 shares of common stock. See “Proposal Three — Approval of an Amendment to Our Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock — Reasons for Proposed Amendment” for further information.

Blank Check Preferred Stock.  The current Nevada charter documents limit the capital stock of our company to only common stock. The Delaware charter documents authorize us to issue shares of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by stockholders and the terms, preferences, privileges, rights and other features of which are determined by the board upon issuance or designation prior to issuance. The authorization of such “blank check” preferred stock would permit the board to authorize and issue preferred stock from time to time in one or more series.

Subject to limitations prescribed by law, the Delaware charter documents would expressly authorize the board, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers (including the power to elect one or more Directors), designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our stockholders. The Delaware charter documents will give the board the flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board deems to be in the best interests of our stockholders. Therefore, stockholders would not have the opportunity to approve the board’s designation of preferences and/or issuance of preferred stock either before or after its designation and/or issuance.

The availability of shares of “blank check” preferred stock will provide us with more flexibility in negotiating and structuring potential transactions. Preferred stock could be issued for cash as a means of obtaining capital or as consideration for the acquisition of complementary businesses or assets. At this time, however, the board has no specific plan to authorize the issuance of or to issue shares of preferred stock to any particular person or for any particular purpose.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board could make it more difficult to remove incumbent management and Directors from office even if such change were to be favorable to stockholders generally.

While the Delaware charter documents authorization of the issuance of “blank check” preferred stock may have anti-takeover ramifications, the board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, it may encourage persons seeking to acquire our company to negotiate directly with the board, thus enabling the board to consider the proposed transaction in a manner that best serves the interest of stockholders. The future availability of preferred stock can provide us with important flexibility in structuring equity financings, business investments, acquisitions, or other similar transactions.

Written Consent of Stockholders.  The Nevada charter documents currently allow any action required or permitted to be taken at a meeting of the stockholders to be taken without a meeting by written action signed by a majority of the stockholders entitled to vote on such action. However, the Delaware charter documents provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

The board of directors believes that it is in the best interest of the corporation to eliminate the right of stockholders to act by written consent without a meeting. This will allow for opposing viewpoints to be heard and an informed decision to be made by all stockholders. Additionally, a stockholder meeting will protect the minority stockholders from a majority stockholder taking control of our company without any action by the board of directors and will also allow the board of directors greater control over potential hostile takeover action.

Advanced Notice Provisions for Stockholder Proposals.  There is no specific statutory requirement under either Nevada or Delaware law with regard to the advance notice of director nominations and stockholder proposals. Absent a restriction in a corporation’s bylaws, director nominations and stockholder proposals are subject to federal securities laws, which generally provide that any stockholder proposals that the proponent wishes to include in our proxy materials must be received not less than 120 days in advance of the anniversary of the date on which the information statement was sent out in connection with the previous year’s annual meeting.

The current Nevada charter documents do not contain provisions regarding notice requirements for director nominations and stockholder proposals. The Delaware charter documents provide advance notice procedures with respect to director nomination and stockholder proposals, other than nomination made by or at the direction of the board or holders of our preferred stock.

The board of directors believe that is in the best interest of our company to provide the stockholders with a more structured procedure regarding the requisite notice for stockholder proposals, which the Delaware charter documents will provide.

Calling of Special Meetings.  Under the current Nevada charter documents, a special meeting of stockholders may be called by the president, the board of directors, or one or more stockholders holding at least 10 percent of the voting power of all shares of our company entitled to vote.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the charter documents. The Delaware charter documents provide that only the chairman of the board, the president or a majority of the board of directors then in office has the right to call a special meeting and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. The Delaware charter documents limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting. The board of directors believes that it is in the best interest of our company to limit the right to call special meetings of stockholders to the board. The board of directors is in the best position to determine which issues present significant stockholder urgency or interest and will call any special meetings of stockholders that it deems to be warranted. The Delaware charter documents will protect us from the expense of unnecessary special meetings of stockholders, as well the distraction to management that could result. This will allow the board of directors to focus their attention of the effective running of our company.

Effect of the Reincorporation

The Reincorporation will not have any effect on the transferability of outstanding stock certificates. The Reincorporation will be reflected by our transfer agent, currently Mellon Investor Services LLC, in book-entry. For those stockholders that hold physical certificates, please do not destroy or send your stock certificates to Mellon Investor Services LLC, as those stock certificates should be carefully preserved by you. You will not receive new share certificates until your current certificates are presented for transfer, at which time the certificates reflecting a Nevada corporation will be exchanged for certificates reflecting a corporation under Delaware law.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences to our stockholders of the Reincorporation is based upon the Code, Treasury regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reincorporation.

This discussion is only for general information to stockholders who hold their shares as capital assets. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to a particular company stockholder in light of the stockholder’s particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) a partnership, subchapter S corporation or other pass-through entity; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies;

(v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) a foreign person, foreign entity or U.S. expatriate; (viii) persons who may be subject to the alternative minimum tax provisions of the Code; (ix) a stockholder whose functional currency is not the U.S. dollar; (x) persons who acquired their common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or (xi) persons who hold their common stock as part of a hedging, straddle, conversion or other risk reduction transaction. This discussion does not address the tax consequences to any holders of our options, warrants or convertible debt. The state and local tax consequences of the Reincorporation may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the merger of our company with and into Tasker Delaware, Inc., which will effect the Reincorporation (the “Merger”), will qualify as a reorganization, under section 368(a)(1)(F) of the Code. As a result, the material federal income tax consequences of the Merger, and, therefore, the Reincorporation, would be as follows: (i) we and Tasker Delaware, Inc. will not recognize any gain or loss as a result of the Merger; (ii) no gain or loss will be recognized by holders of common stock on the conversion of common stock into Tasker Delaware, Inc. common stock; (iii) the aggregate adjusted tax basis of the Tasker Delaware, Inc. common stock received by a holder of common stock in the Merger will be the same as the aggregate adjusted tax basis of the common stock converted in the Merger; and (iv) the holding period, for U.S. federal income tax purposes, for the Tasker Delaware, Inc. common stock received in the Merger by a holder of common stock will include the period during which the holder held the converted common stock.

If the Merger fails to qualify for tax-free treatment, either under section 368(a)(1)(F) or any other provision of the Code, then a holder of common stock whose shares of common stock are converted to Tasker Delaware, Inc. common stock may recognize gain or loss for U.S. federal income tax purposes equal to the difference between the fair market value of the Tasker Delaware, Inc. shares received by that stockholder and the stockholder’s adjusted tax basis in the converted shares of common stock. Further, we would recognize taxable gain as if we sold all of our assets, subject to our liabilities, at fair market value.

Reporting Requirements

Each of our stockholders who is a “significant holder” that receives Tasker Delaware, Inc. common stock in the Merger will be required to file a statement with his, her or its federal income tax return setting forth his, her or its tax basis in the common stock surrendered and the fair market value of the Tasker Delaware, Inc. common stock, if any, received in the Merger, and to retain permanent records of these facts relating to the Merger. A “significant holder” is a company stockholder who, immediately before the merger owned at least five percent (by vote or value) of our outstanding stock or owned our securities with an adjusted tax basis of $1,000,000 or more.

Our stockholders are urged to consult their own tax advisors regarding the tax consequences to them of the reincorporation, including the applicable federal, state, local and foreign tax consequences.

Material Accounting Implications

There is no material accounting impact of the Reincorporation of our company in Delaware.

Regulatory Approvals

We are required to obtain the approval of our stockholders under Nevada law in order to effect the Reincorporation. In order to obtain this approval, we are required to prepare and circulate to our stockholders proxy materials meeting the requirements of the rules and regulations of the U. S. Securities and Exchange Commission. This proxy statement has been prepared by us in accordance with such rules and regulations, and is being circulated in order to obtain the required stockholder approval. Once such approval is obtained, we are required to file a Certificate of Merger with the State of Delaware and Articles of Merger with the State of Nevada in order to effect the Reincorporation. Other than the foregoing, no federal or state regulatory requirements must be complied with or approval must be obtained in connection with the merger and the Reincorporation.

Your Dissenters’ Rights of Appraisal

Under Nevada law, a stockholder is entitled to dissent from, and obtain cash payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.

You do have the right to dissent from the Reincorporation and obtain cash payment for the “fair value” of your shares, as determined in accordance with the NRS. Below is a description of the steps you must take if you wish to exercise dissenters’ rights with respect to the Reincorporation under NRS Sections 92A.300 to 92A.500, the Nevada dissenters’ rights statute. The text of the statute is set forth in Exhibit D. This description is not intended to be complete. If you are considering exercising your dissenters’ rights with respect to the Reincorporation, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters’ rights. Failure to take any one of the required steps may result in termination of your dissenters’ rights under Nevada law. If you are considering dissenting, you should consult with your own legal advisor.

TO EXERCISE YOUR DISSENTER’S RIGHTS, YOU MUST:

•	before the date of the stockholders’ 2007 Annual Meeting, deliver written notice to Tasker Products Corp., c/o Corporate Secretary, 39 Old Ridgebury Road, Danbury, CT 06810, stating that you intend to demand payment for your shares if the Reincorporation is completed; and

•	not vote your shares in favor of the Agreement and Plan of Merger, either by proxy or in person.

Failure to vote against the Agreement and Plan of Merger will not constitute a waiver of dissenters’ rights. A vote against is not deemed to satisfy the written notice requirement.

If you satisfy these conditions, we will send you a written dissenter’s notice within 10 days after the Reincorporation is effective. This dissenter’s notice will specify where you must send your payment demand and where and when you must deposit your stock certificates, if any, among other information.

Failure to demand payment in the proper form or deposit your certificates as described in the dissenter’s notice will terminate your right to receive payment for your shares pursuant to Nevada’s dissenters’ rights statute. Your rights as a stockholder will continue until those rights are cancelled or modified by the completion of the reincorporation.

Within 30 days after receiving your properly executed payment demand, we will pay you what it determines to be the fair value of your shares, plus accrued interest (computed from the effective date of the Reincorporation until the date of payment). The payment will be accompanied by:

•	our balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how we estimated the fair value of the shares and how the interest was calculated;

•	information regarding your right to challenge the estimated fair value; and

•	a copy of Nevada’s dissenters’ rights statute.

We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter’s notice. If we withhold payment, after the consummation of the Reincorporation, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters’ rights to demand payment under NRS Section 92A.480.

We may also elect not to effect the Reincorporation if the aggregate number of shares of our common stock held by stockholders dissenting to the merger shall be more than 0.5% of all the issued and outstanding shares of our common stock.

If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and ours. You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge calculation of fair value terminates.

If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition a court to determine the fair value of the shares and the accrued interest. If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

•	the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or

•	the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

We will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatious, or in bad faith. If such a finding is made, the court may assess costs including reasonable fees of counsel and experts, against such stockholder.

If holders of more than 0.5% of our outstanding common stock exercise their appraisal rights, we have the right to terminate the merger (and the Reincorporation) and remain a Nevada corporation.

Failure to follow the steps required by NRS Sections 92A.400 through 92A.480 for perfecting dissenters’ rights may result in the loss of such rights. If dissenters’ rights are not perfected, you will be entitled to receive the consideration receivable with respect to such shares in accordance with the merger agreement. In view of the complexity of the provisions of Nevada’s dissenters’ rights statute, if you are considering objecting to the reincorporation you should consult your own legal advisor.

Recommendation of the Board of Directors

The board of directors recommends you vote “For” approval of an Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Delaware.

A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Since this proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding as of the record date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

PROPOSAL SEVEN

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for 2007. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the board of directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Rothstein, Kass & Company, P.C., the engagement of independent auditors will be reevaluated by the Audit Committee.

A proposal will be presented at the Annual Meeting to ratify the appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm. A representative of Rothstein, Kass & Company, P.C. is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, are as follows:

	2006	2005
Audit fees	$210,500	$302,500
Audit related fees	0	61,000
Tax fees	0	0
All other fees	0	0
Total	$210,500	$363,500

Fees for audit services included fees associated with the audit of our financial statements for the fiscal year indicated, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year indicated, and services performed in connection with certain registration statements we filed.

Audit-related fees principally consisted of assurance advisory services related to the review of the financial statements related to the July 2005 acquisition, acquisition accounting and review of the conclusions of the internal investigation.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The board recommends that stockholders vote ‘‘For’’ ratification of the appointment of Rothstein, Kass & Company, P.C.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to deliver copies of such reports with us. Based solely upon a review of the copies of such reports delivered to us, we believe that during 2006 such reporting persons complied with the filing requirements of said Section 16(a) except that Stathis Kouninis did not file on a timely basis one Form 4 reflecting one transaction and one Form 4 reflecting three transactions, Gordon Davis did not file on a timely basis one Form 3 and one Form 4 reflecting three transactions, Albert Canosa did not file on a timely basis one Form 3 and one Form 4 reflecting one transaction, William Miller did not file on a timely basis three Form 4s, each reflecting one transaction, James Manfredonia did not file on a timely basis one Form 3 and one Form 4 reflecting one transaction, and Frederick Ledlow did not file on a timely basis one Form 3 and one Form 4 reflecting one transaction. Such transactions have subsequently been reported.

ANNUAL REPORT

Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ending December 31, 2006 is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

FINANCIAL AND OTHER INFORMATION

The following information, which is contained in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ending December 31, 2006 (our “2006 Annual Report”), is incorporated herein by reference:

•	Our consolidated balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the notes thereto contained on pages F-1 – F-31 of our 2006 Annual Report;

•	The subsection captioned “Financial Statement Schedule for the Years Ended December 31, 2006, 2005 and 2004: Schedule II — Valuation and Qualifying Accounts” on page 61 of our 2006 Annual Report;

•	The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained on pages 24 – 42 of our 2006 Annual Report;

•	The section captioned “Quantitative and Qualitative Disclosures about Market Risk” on page 42 of our 2006 Annual Report.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2008 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2008 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices not later than January 29, 2008.

By Order of the Board of Directors,

LANNY DACUS
President and Chief Executive Officer

May 29, 2007

EXHIBITS

Exhibit A    —    Agreement and Plan of Merger

Exhibit B    —    Certificate of Incorporation — Delaware

Exhibit C    —    Bylaws — Delaware

Exhibit D    —    Rights of Dissenting Stockholders

Exhibit A

AGREEMENT AND PLAN OF MERGER
OF
TASKER PRODUCTS CORP.
(A NEVADA CORPORATION)
WITH
AND INTO
TASKER PRODUCTS CORP.
(A DELAWARE CORPORATION)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated this day ___ of __________ 2007, by and between TASKER PRODUCTS CORP., a Nevada corporation (“TASKER-NEVADA”), and TASKER PRODUCTS CORP., a Delaware corporation, a wholly-owned subsidiary of TASKER-NEVADA (“TASKER-DELAWARE”), is made with respect to the following facts.

RECITALS

WHEREAS, TASKER-NEVADA is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, TASKER-DELAWARE is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, the respective Boards of Directors for TASKER-NEVADA and TASKER-DELAWARE have determined that, for purposes of effecting the reincorporation of TASKER-NEVADA in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that TASKER-NEVADA merge with and into TASKER-DELAWARE so that TASKER-DELAWARE is the surviving corporation on the terms provided herein (the “Merger”); and

WHEREAS, the respective Board of Directors TASKER-NEVADA and TASKER-DELAWARE, the stockholders of TASKER-NEVADA, and the sole stockholder of TASKER-DELAWARE have adopted and approved this Agreement.

NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows.

ARTICLE I — THE MERGER

1.1    The Merger; Surviving Corporation.  Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.5 below), TASKER-NEVADA shall be merged with and into TASKER-DELAWARE, subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the applicable provisions of the Nevada Revised Statutes (the “NRS”), and the separate existence of TASKER-NEVADA shall cease. TASKER-DELAWARE shall be the surviving entity (the “Surviving Corporation”) and shall continue to be governed by the DGCL.

1.2    Constituent Corporations.  The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

(a)    TASKER-NEVADA: TASKER PRODUCTS CORP., a corporation organized under and governed by the laws of the State of Nevada with an address of 39 Old Ridgebury Road, Suite 14, Danbury, Connecticut 06810; and

(b)    TASKER-DELAWARE: TASKER PRODUCTS CORP., a corporation organized under and governed by the laws of the State of Delaware with an address of 39 Old Ridgebury Road, Suite 14, Danbury, Connecticut 06810.

1.3    Surviving Corporation.  TASKER PRODUCTS CORP., a corporation organized under the laws of the State of Delaware, shall be the surviving corporation.

1.4    Address of Principal Office of the Surviving Corporation.  The address of TASKER-DELAWARE, as the Surviving Corporation, shall be 39 Old Ridgebury Road, Suite 14, Danbury, Connecticut 06810.

1.5    Effective Time.  The Merger shall become effective (the “Effective Time”), on the date upon which the last to occur of the following shall have been completed:

(a)    This Agreement and the Merger shall have been adopted and recommended to the stockholders of TASKER-NEVADA by the Board of Directors of TASKER-NEVADA and approved by a majority of the voting power of the outstanding stock of TASKER-NEVADA entitled to vote thereon, in accordance with the requirements of the NRS;

(b)    This Agreement and the Merger shall have been adopted by the Board of Directors of TASKER-DELAWARE in accordance with the requirements of the DGCL;

(c)    The effective date of the Merger as stated in the executed Articles of Merger (the “Articles of Merger”) filed with the Secretary of State for the State of Nevada; and

(d)    An executed Certificate of Ownership and Merger (the “Certificate of Ownership”) or an executed counterpart to this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

1.6    Effect of the Merger.  The effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Ownership and the applicable provisions of the DGCL and the NRS. Without limiting the foregoing, from and after the Effective Time, all the property, rights, privileges, powers and franchises of TASKER-NEVADA shall vest in TASKER-DELAWARE, as the Surviving Corporation, and all debts, liabilities and duties of TASKER-NEVADA shall become the debts, liabilities and duties of TASKER-DELAWARE, as the Surviving Corporation.

1.7    Certificate of Incorporation; Bylaws.

(a)    From and after the Effective Time, the Certificate of Incorporation of TASKER-DELAWARE shall be the Certificate of Incorporation of the Surviving Corporation.

(b)    From and after the Effective Time, the Bylaws of TASKER-DELAWARE as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.8    Officers and Directors.  The officers of TASKER-NEVADA immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of TASKER-NEVADA immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

ARTICLE II — CONVERSION OF SHARES

2.1    Conversion of Common Stock of TASKER-NEVADA.  At the Effective Time by virtue of the Merger, and without any action on part of the holders of any outstanding shares of TASKER-NEVADA,

(a)    each share of common stock (other than shares (“Dissenting Shares”) that are owned by shareholders (“Dissenting Shareholders”) exercising dissenters’ rights pursuant to the relevant provisions of Sections 92A.300 through 92A.500 of the NRS) of TASKER-NEVADA, par value of $.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of common stock, par value $0.001, of TASKER-DELAWARE’s common stock, $.001 par value per share (the “Common Stock”); and

(b)    the one share of TASKER-DELAWARE Common Stock owned by TASKER-NEVADA shall be canceled at the Effective Time.

2.2    TASKER-NEVADA Options, Stock Purchase Rights, Convertible Securities.

(a)    From and after the Effective Time, the Surviving Corporation shall assume the obligations of TASKER-NEVADA under, and continue, the option plans and all other employee benefit plans of TASKER-NEVADA. Each outstanding and unexercised option, other right to purchase, or security convertible into or exercisable for, TASKER-NEVADA common stock (a “Right”) shall become, an option, right to purchase or a security convertible into the Surviving Corporation’s Common Stock, on the basis of one share of the Surviving Corporation’s Common Stock for each one share of TASKER-NEVADA common stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such TASKER-NEVADA Right from and after the Effective Time. This paragraph 2.2(a) shall not apply to currently issued and outstanding TASKER-NEVADA common stock. Such common stock is subject to paragraph 2.1 hereof.

(b)    A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of TASKER-NEVADA common stock so reserved immediately prior to the Effective Time.

2.3    Certificates.  At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of common stock (other than Dissenting Shares), options, warrants or other securities of TASKER-NEVADA shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Delaware Common Stock, options, warrants or other securities of TASKER-DELAWARE, as the case may be, into which the shares of common stock, options, warrants or other securities of TASKER-NEVADA represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock, options, warrants or other securities of TASKER-DELAWARE, as the case may be, evidenced by such outstanding certificate, as above provided.

2.4    Dissenters’ Rights.  No Dissenting Shareholder shall be entitled to shares of Delaware Common Stock under this Article II unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Merger under the NRS, and any Dissenting Shareholder shall be entitled to receive only the payment provided by the relevant provisions of Sections 92A.300 through 92A.500 of the NRS with respect to Dissenting Shares owned by such Dissenting Shareholder. If any person or entity who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares that would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of Delaware Common Stock pursuant to Section 2.1 hereof.

ARTICLE III — TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES

3.1    Transfer, Conveyance and Assumption.  At the Effective Time, TASKER-DELAWARE shall continue in existence as the Surviving Corporation, and without further action on the part of TASKER-NEVADA or TASKER-DELAWARE, succeed to and possess all the rights, privileges and powers of TASKER-NEVADA, and all the assets and property of whatever kind and character of TASKER-NEVADA shall vest in TASKER-DELAWARE without further act or deed. Thereafter, TASKER-DELAWARE, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of TASKER-NEVADA, and any claim or judgment against TASKER-NEVADA may be enforced against TASKER-DELAWARE as the Surviving Corporation, in accordance with Section 259 of the DGCL.

3.2    Further Assurances.  If at any time TASKER-DELAWARE shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of TASKER-NEVADA, or otherwise to carry out the provisions hereof, officers of TASKER-NEVADA as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in TASKER-DELAWARE and otherwise to carry out the provisions hereof.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES
OF TASKER-NEVADA

TASKER-NEVADA represents and warrants to TASKER-DELAWARE as follows:

4.1    Validity of Actions.  TASKER-NEVADA (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of TASKER-NEVADA. TASKER-NEVADA has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of TASKER-NEVADA, enforceable against TASKER-NEVADA in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of TASKER-NEVADA’s Articles of Incorporation or Bylaws, nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which TASKER-NEVADA is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE V — REPRESENTATIONS AND WARRANTIES
OF TASKER-DELAWARE

TASKER-DELAWARE represents and warrants to TASKER-NEVADA as follows:

5.1    Validity of Actions.  TASKER-DELAWARE (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of TASKER-DELAWARE, and TASKER-DELAWARE has received all necessary authorization. This Agreement is a legal, valid and binding obligation of TASKER-DELAWARE, enforceable against TASKER-DELAWARE in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation or Bylaws of TASKER-DELAWARE nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which TASKER-DELAWARE is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE VI — FURTHER ACTIONS

6.1    Additional Documents.  At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

ARTICLE VII — CONDITIONS TO THE MERGER

The obligation of TASKER-DELAWARE and of TASKER-NEVADA to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

7.1    Bring Down.  The representations and warranties set forth in this Agreement shall be true and correct in all material respects at, and as of, the Effective Time as if then made as of the Effective Time.

7.2    No Statute, Rule or Regulation Affecting.  At the Effective Time, there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

7.3    Satisfaction of Conditions.  All other conditions to the Merger set forth herein shall have been satisfied.

7.4    Appraisal Rights.  The aggregate number of shares of TASKER-NEVADA common stock held by Dissenting Shareholders shall be not more than 0.5% of all of the issued and outstanding shares of TASKER-NEVADA common stock.

ARTICLE VIII — TERMINATION; AMENDMENT; WAIVER

8.1    Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Ownership with the Secretary of State of the State of Delaware, by mutual consent of the Board of Directors of TASKER-DELAWARE and the Board of Directors of TASKER-NEVADA.

8.2    Amendment.  The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Ownership with the Secretary of State of the State of Delaware, such amendment to be approved by the Board of Directors of TASKER-NEVADA agreeing to such amendment with TASKER-DELAWARE.

8.3    Waiver.  At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

ARTICLE IX — MISCELLANEOUS

9.1    Expenses.  If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid by TASKER-DELAWARE.

9.2    Notice.  Except as otherwise specifically provided, any notices to be given hereunder shall be in writing and shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses shall be specified in any notice given):

In the case of TASKER-DELAWARE:

TASKER PRODUCTS CORP.
39 Old Ridgebury Road, Suite 14
Danbury, Connecticut 06810

In the case of TASKER-NEVADA:

TASKER PRODUCTS CORP.
39 Old Ridgebury Road, Suite 14
Danbury, Connecticut 06810

9.3    Non-Assignability.  This Agreement shall not be assignable by any of the parties hereto.

9.4    Entire Agreement.  This Agreement contains the parties’ entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

9.5    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

9.6    Headings.  The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

9.7    Gender; Number.  All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

9.8    Severability.  The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

TASKER PRODUCTS CORP.,
a Nevada Corporation

By:	Name: Lanny Dacus Title: President

TASKER PRODUCTS CORP.,
a Delaware Corporation

By:	Name: Lanny Dacus Title: President

Exhibit B

CERTIFICATE OF INCORPORATION
OF TASKER PRODUCTS CORP.

To form a corporation pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned hereby certifies as follows:

FIRST:    The name of the corporation is Tasker Products Corp. (the “Corporation”).

SECOND:    The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Four Hundred Sixty Five million (465,000,000) shares, consisting solely of:

Four Hundred Fifty million (450,000,000) shares of common stock, par value $.001 per share (“Common Stock”); and Fifteen million (15,000,000) shares of preferred stock, par value $.001 per share (“Preferred Stock”).

The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1.    GENERAL.  The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

2.    VOTING.  The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

3.    DIVIDENDS.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the board of directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

4.    LIQUIDATION.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

B.	PREFERRED STOCK.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of Preferred Stock, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this

Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the Restate Certificate of Incorporation all matters set forth in the certificate of designations with respect to such series of stock. If no shares of any such series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (i) states that no shares of such series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.

FIFTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Subject to the rights of the holders of Preferred Stock, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors.

(b)    Except as the DGCL or the Corporation’s by-laws may otherwise require and subject to the rights of the holders of Preferred Stock, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the Board of Directors and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum.

(c)    The Board of Directors shall have the power and authority: (i) to adopt, amend or repeal the Corporation’s by-laws, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate of Incorporation, by law, or by the Corporation’s by-laws; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

SIXTH:    No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

SEVENTH:    The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL and as further provided in its by-laws, each as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article Seventh, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

The indemnification rights provided in this Article Seventh (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Seventh.

EIGHT:    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL; or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

NINTH:    Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, in which such action is properly brought before such meeting. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

TENTH:    The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Articles Fourth (only to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), Fifth, Sixth, Seventh, Ninth or Tenth of this Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

[The remainder of this page is left intentionally blank.]

Executed on _____ __, 2007.

TASKER PRODUCTS CORP.

By:	Name: Title:

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Exhibit C

TASKER PRODUCTS CORP.
BY-LAWS
ARTICLE I. — GENERAL.

1.1.    OFFICES.  The registered office of Tasker Products Corp. (the “Company”) shall be fixed in the Company’s certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”).

1.2.    SEAL.   The board of directors of the Company (the “Board of Directors”) shall have power to adopt and alter the seal of the Company.

1.3.    FISCAL YEAR.  The fiscal year of the Company shall be determined by the Board of Directors.

ARTICLE II. — STOCKHOLDERS.

2.1.    PLACE OF MEETINGS.  Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice.

2.2.    ANNUAL MEETING.  The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the provisions of these by-laws. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these by-laws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these by-laws, the presiding officer of the annual meeting of stockholders shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these by-laws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these by-laws, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting of stockholders.

2.3.    QUORUM.  At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4.    RIGHT TO VOTE; PROXIES.  Subject to the provisions of the Company’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

2.5.    VOTING.  At all meetings of stockholders, except as otherwise expressly provided for by statute, the Company’s Certificate of Incorporation or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6.    NOTICE OF ANNUAL MEETINGS.  Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him and his post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7.    STOCKHOLDERS’ LIST.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company, and said list shall be produced and kept at the time and place of such meeting during the whole time of said meeting, and may be inspected by any stockholder who is present at the place of said meeting, or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.8.    SPECIAL MEETINGS.  Subject to the rights, if any, of the holders of any series of Preferred Stock of the Company, special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. Any such person or persons may postpone or cancel any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

2.9.    NOTICE OF SPECIAL MEETINGS.  Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.10.    INSPECTORS.

1.    One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

2.    At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph 1 of this Section 2.10.

2.11.    STOCKHOLDERS’ CONSENT IN LIEU OF MEETING.  Unless otherwise provided in the Company’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

2.12.    ADVANCE NOTICE BY STOCKHOLDERS OF BOARD NOMINATIONS AND OTHER BUSINESS.  For nominations for election to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Company. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement delivered to stockholders in connection with the preceding year’s annual meeting, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, or if no proxy statement was delivered to stockholders by the Company in connection with the preceding year’s annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company’s stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be. The chairman of the annual meeting of stockholders may, if the facts warrant, determine that a nomination or other business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 2.12 or any other applicable provision of these By-Laws, and, if he or she should so determine, he or she shall so declare to the meeting and such nomination shall be disregarded and/or such other business shall not be transacted. Nothing in these by-laws shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Company to elect directors under specified circumstances.

ARTICLE III. — DIRECTORS.

3.1.    NUMBER OF DIRECTORS.

(a)    Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b)    Subject to the rights of the holders of any series of Preferred Stock of the Company, the number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time.

(c)    Except as the DGCL may otherwise require and subject to the rights of the holders of any series of Preferred Stock of the Company then outstanding, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the whole board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum.

(d)    No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2.    RESIGNATION.  Any director of the Company may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3.    REMOVAL.  Except as may otherwise be provided by the DGCL or the Company’s Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock of the Company then outstanding, any director or the entire Board of Directors may be removed with or without cause by the vote of the holders of at least a majority of the shares of the Company’s stock entitled to vote for the election of directors.

3.4.    PLACE OF MEETINGS AND BOOKS.  The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

3.5.    GENERAL POWERS.  In addition to the powers and authority expressly conferred upon them by these by-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

3.6.    OTHER COMMITTEES.  The Board of Directors may designate one or more committees; such committee or committees shall consist of one or more directors of the Company, and shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7.    POWERS DENIED TO COMMITTEES.  Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Company’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or to amend the by-laws of the Company. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

3.8.    SUBSTITUTE COMMITTEE MEMBER.  In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9.    COMPENSATION OF DIRECTORS.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10    REGULAR MEETINGS.  No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

3.11.    SPECIAL MEETINGS.  Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

3.12.    QUORUM.  At all meetings of the Board of Directors, a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Company’s Certificate of Incorporation, or by these by-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.13.    TELEPHONIC PARTICIPATION IN MEETINGS.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.14.    ACTION BY CONSENT.  Unless otherwise restricted by the Company’s Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV. — OFFICERS.

4.1.    SELECTION; STATUTORY OFFICERS.  The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chairman of the Board of Directors, Executive Chairman, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.

4.2.    TIME OF ELECTION.  The President, Secretary, and Treasurer shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Other officers may be elected by the Board of Directors at such meeting of the Board of Directors or at any other regular or special meeting. None of said officers need be a director.

4.3.    ADDITIONAL OFFICERS.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4.    TERMS OF OFFICE.  Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors.

4.5.    COMPENSATION OF OFFICERS.  The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6.    CHAIRMAN OF THE BOARD.  The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.7.    PRESIDENT.  Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Company. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors.

4.8.    VICE-PRESIDENTS.  The Vice-Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

4.9.    TREASURER.  The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

4.10.    SECRETARY.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.11.    ASSISTANT SECRETARY.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.12.    ASSISTANT TREASURER.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.13.    SUBORDINATE OFFICERS.  The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

ARTICLE V. — STOCK.

5.1.    STOCK.  Each stockholder shall be entitled to a certificate or certificates of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall certify the holder’s name and number and class of shares and shall be signed by both of (i) any one of the Chairman of the Board, the President or a Vice-President, and (ii) any one of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and may be sealed with the corporate seal of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

5.2.    FRACTIONAL SHARE INTERESTS.  The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3.    TRANSFERS OF STOCK.  Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4.    RECORD DATE.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5.    TRANSFER AGENT AND REGISTRAR.  The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6.    DIVIDENDS.

1.    POWER TO DECLARE.  Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the laws of Delaware.

2.    RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7.    LOST, STOLEN, OR DESTROYED CERTIFICATES.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

5.8.    INSPECTION OF BOOKS.  The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VI. — MISCELLANEOUS MANAGEMENT PROVISIONS.

6.1.    CHECKS, DRAFTS, AND NOTES.  All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

6.2.    NOTICES.

1.    Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

2.    Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Certificate of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3.    CONFLICT OF INTEREST.  No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of or committee thereof that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4.    VOTING OF SECURITIES OWNED BY THE COMPANY.  Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

ARTICLE VII. — INDEMNIFICATION.

7.1.    RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2.    RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Section 7.1 hereof is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 10 business days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3.    NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate or Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4.    INSURANCE.  The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5.    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY.  The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

ARTICLE VIII. — AMENDMENTS.

8.1.    AMENDMENTS.  Except as provided otherwise by law, these by-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Company). These By-laws may be amended or repealed at any annual meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Company); provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Company’s Certificate of Incorporation, these by-laws, or other applicable law.

Exhibit D

Rights of Dissenting Stockholders

NRS 92A.300 Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.    Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.    Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.    Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)    Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1)    If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2)    If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)    Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c)    Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d)    Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

2.    A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.    There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)    The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)    The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)    Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)    The surviving or acquiring entity; or

(II)    Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)    A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.    There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.    A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.    A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)    He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)    He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.    If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.    If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1.    If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)    Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)    Must not vote his shares in favor of the proposed action.

2.    If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3.    A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.    The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.    The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)    State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)    Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)    Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)    Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)    Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.    A stockholder to whom a dissenter’s notice is sent must:

(a)    Demand payment;

(b)    Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)    Deposit his certificates, if any, in accordance with the terms of the notice.

2.    The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.    The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.    The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.

1.    Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)    Of the county where the corporation’s registered office is located; or

(b)    At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.    The payment must be accompanied by:

(a)    The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)    A statement of the subject corporation’s estimate of the fair value of the shares;

(c)    An explanation of how the interest was calculated;

(d)    A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)    A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1.    A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.    To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.    A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.    A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.    If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.    A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.    The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.    The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.    Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)    For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)    For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1.    The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.    The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)    Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.    In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.    This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR
NOMINEES AND “FOR” PROPOSALS 2 THROUGH 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE
IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors	NOMINEES

☐	FOR ALL NOMINEES (See instruction below)	¡ Greg Osborn ¡ Joseph P. Carfora ¡ Lanny Dacus ¡ Leonid Frenkel ¡ Frederick G. Ledlow ¡ William P. Miller ¡ Peter O’Gorman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee(s) name(s) in the space provided below.
		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the Company’s Articles of Incorporation to increase the maximum number of directors of the Company from seven to nine.	☐	☐	☐
3.	Proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 450,000,000.	☐	☐	☐
4.	Proposal to amend to the Company’s Articles of Incorporation to authorize 15,000,000 shares of “blank check” preferred stock.	☐	☐	☐
5.	Proposal to grant discretionary authority to the Company’s board of directors to amend the Company’s Nevada Articles of Incorporation or Delaware Certificate of Incorporation, as the case may be, to effect a reverse split of the Company’s Common Stock within a band ranging from one-for-five to one-for-twenty.	☐	☐	☐
6.	Proposal to approve the Agreement and Plan of Merger pursuant to which the Company will reincorporate from the State of Nevada to the State of Delaware.	☐	☐	☐
7.	Proposal to ratify the selection of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐
8.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TASKER PRODUCTS CORP.

2007 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Lanny Dacus and Stathis Kouninis as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the 2007 Annual Meeting of Stockholders of Tasker Products Corp., to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York at 10:00 a.m., local time, on Friday, June 29, 2007, and any adjournment or postponement thereof.

          WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” PROPOSALS 2 THROUGH 7 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)